                                                                     EXHIBIT 2.1


                      AGREEMENT AND PLAN OF REORGANIZATION



     This Agreement and Plan of Reorganization (hereinafter called the "Agreement") dated as of January 9, 1996, is executed by and between Texas State Bank, McAllen, Texas, a Texas banking association ("Texas State Bank") and First State Bank and Trust Company, Mission, Texas, a Texas banking association ("First State Bank"). Texas State Bank is a wholly owned subsidiary of Texas Regional Bancshares, Inc., a Texas corporation ("Texas Regional"), and Texas Regional joins into the execution hereof for the purposes herein expressed.

     Subject to the fulfillment of the terms and conditions of this Agreement, the undersigned shareholders of First State Bank (sometimes individually called a "Shareholder" or collectively the "Shareholders") join into the execution hereof for the purposes set forth in section 9.11 herein.


                              W I T N E S S E T H:

     This Agreement provides for the merger of First State Bank with and into Texas State Bank, pursuant to the terms of this Agreement and Plan of Reorganization. As a result of the merger, the shareholders of First State Bank, will receive an aggregate of $79,000,000.00 in cash (subject to adjustment and calculated and payable as herein provided). The aggregate consideration shall be exchanged by Texas State Bank for all of the outstanding shares of First State Bank capital stock, and, upon the closing of the transaction, First State Bank will be merged with and into Texas State Bank and First State Bank will cease its separate existence.

     As a result of the merger transaction, all rights, privileges, immunities, powers and franchises of each of Texas State Bank and First State Bank shall be merged into Texas State Bank as the surviving banking association. Without any other action, at the Effective Time, Texas State Bank shall be vested with all property, real, personal and mixed, of the merging associations and shall thereafter possess all of the interests, both public and private, of each of the merging associations, and all claims of creditors of each of First State Bank and Texas State Bank shall survive and any liens shall be preserved unimpaired in Texas State Bank as the surviving association. All of the foregoing shall be effected pursuant to and as set forth in this Agreement and in an Agreement of Merger (the "Merger Agreement") to be executed by and among the Corporation, First State Bank and Texas State Bank, the form of which is attached hereto as
SCHEDULE 1.1.

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the parties hereto agree as follows:

                                    ARTICLE 1

                                 PLAN OF MERGER


     A. THE MERGER. Upon and subject to the terms and provisions hereof, at the Effective Time, as hereafter defined, First State Bank shall be merged with and into Texas State Bank (the "Merger"), with the effect that the separate existence of First State Bank shall cease. Texas State Bank and First State Bank, shall each execute and deliver the Merger Agreement in the form attached hereto as SCHEDULE 1.1 (the "Merger Agreement") as soon as reasonably practicable following the execution and delivery hereof. The Merger Agreement shall provide for the conversion, on the Effective Date (as hereinafter defined), of all of the outstanding shares of First State Bank capital stock into the right to receive the Total Consideration, as hereafter defined. At the Effective Time of the Merger, the rights of the shareholders of First State Bank shall, without the requirement of further action on the part of the shareholders, immediately be converted into the right to receive cash consideration, as herein provided, for each share of First State Bank held by such shareholder of record as of the Effective Time and such shareholder shall cease to be a shareholder of First State Bank and such share certificate shall for all purposes be deemed only to represent a right to receive cash pursuant to this Agreement and the Merger Agreement.

     B. CONSIDERATION. Upon consummation of the merger, each share of First State Bank outstanding shall be converted into the right to receive cash consideration as herein provided. The consideration to be paid by Texas State Bank shall be $395 per share (the "Per Share Consideration") which consideration shall be exchanged for each of the 200,000 outstanding shares of First State Bank, for an aggregate consideration of $79,000,000.00 (the "Total Consideration"), adjusted as herein provided for amounts attributable to shareholders exercising dissenters' rights of appraisal.

          1. An amount equal to the Per Share Consideration (adjusted as herein provided for amounts attributable to shareholders exercising dissenters' rights of appraisal) shall be paid by Texas State Bank to each First State Bank shareholder who has not exercised his, her or its dissenters' rights of appraisal upon surrender of such shareholder's share certificate or certificates evidencing shares of First State Bank stock. Such amount shall be payable at the time of Closing to shareholders who have surrendered such share certificates at or prior to the date of Closing, by check made payable to each shareholder and mailed to such shareholder at the shareholder's address as stated on the stock transfer records of First State Bank, or (if an account is designated by such shareholder not less than twenty days prior to the date of Closing) by direct deposit or wire transfer into such account on the date of Closing. Amounts payable to shareholders who surrender their share certificates following the date of Closing shall be paid within ten days following receipt of the shareholder's share certificate. The stock transfer records of First State Bank shall for all purposes be closed as of the Effective Time, and no transfer of record of any of the shares of First State Bank capital stock shall take place thereafter.

          2. Any amounts that would otherwise have been payable pursuant to section 1.2.1 or 1.2.2 to any shareholder of First State Bank who has exercised his, her or its dissenters' rights of appraisal pursuant to applicable provisions of law shall be retained by Texas State Bank until such shareholder relinquishes his, her or its right of dissent, at which time the provisions of section 1.2.1 and 1.2.2 shall apply, except that the date of payment for such shares shall be extended to not less than ten days following the date of relinquishment of such dissenters' rights. In the event that a shareholder of First State Bank exercises his, her or its dissenters' rights, if such shareholder receives as consideration for his or her shares an amount per share in excess of the Per Share Consideration, the amount payable to other shareholders in consideration of the merger shall be adjusted as follows: the Total Consideration shall be reduced by the full amount payable to the dissenting shareholder and such adjusted Total Consideration shall be divided by the number of shares held by shareholders not exercising dissenters' rights to determine the amount of Per Share Consideration to be paid to all such other shareholders.

          3. Any amounts payable to shareholders who surrender their share certificates after the date of Closing shall not bear interest attributable to periods either before or after the date of Closing.

     C. CLOSING. The closing ("Closing") of the transactions contemplated by this Agreement shall be effected on the latest of the following dates, or as promptly thereafter as reasonably practicable (the "Closing Date"):

          1.   March 31, 1996;

          2. The thirtieth calendar day after the date of approval by the Federal Reserve Board as required by Section 7.02 herein; or

          3. Such date as may be prescribed by the Federal Reserve Board, the Texas Banking Department or by any other federal or state agency or authority pursuant to an applicable federal or state law, order, rule or regulation, prior to which consummation of the transactions provided herein may not be effected; or

          4. If the transactions contemplated by this Agreement are being contested in any legal proceeding and Texas State Bank, pursuant to
     Section 7.02 hereof, has elected to contest the same, then the date that such legal proceeding has been brought to a conclusion favorable, in the judgment of Texas State Bank, to the consummation of the transactions contemplated hereby; or

          5. Such other date as the parties may select by mutual agreement.

The Closing shall take place at the offices of Texas State Bank, Kerria Plaza, Suite 301, 3700 N. Tenth Street, McAllen, Texas, on the Closing Date, or at such other place as shall be mutually agreeable. If such Closing shall not have been accomplished on or before June 30, 1996, this Agreement, and the Merger Agreement if executed and delivered prior thereto, shall, at the election of either party hereto by written notice, terminate and be of no further force or effect. In addition, First State Bank may terminate this Agreement and the Merger Agreement if Texas Regional fails to file a registration statement with the Securities and Exchange Commission, pursuant to which Texas Regional proposes to offer for sale shares of Texas Regional capital stock with an estimated price that will yield an aggregate of $40,000,000.00 in proceeds to Texas Regional, within forty-five days following the date of Texas Regional's receipt of audited financial statements for both First State Bank and The Border Bank, Hidalgo, Texas in each case accompanied by the unqualified report of KPMG Peat Marwick, for fiscal years ended December 31, 1995, 1994 and 1993; PROVIDED THAT First State Bank may exercise the right of termination in this sentence only if such right is exercised by written notice to Texas State Bank within ten days following expiration of such forty-five day period. Any termination which occurs through no fault of any of the parties to this Agreement or the Merger Agreement shall be without liability to any of the parties hereto or to the Merger Agreement, except for the obligation of Texas State Bank to make certain payments required pursuant to section 5.7 hereof. This Agreement and the Merger Agreement may be terminated at any time prior to the Effective Date by the mutual action of the respective Boards of Directors of First State Bank and Texas State Bank.

     D. EFFECTIVE DATE. The parties hereto agree to take, on or prior to the Closing Date, all such action, and to execute and deliver all such instruments and documents, as may be necessary or advisable, on the advice of counsel, to cause the Merger Agreement, subject to consummation of the Closing, to become effective as soon as practicable after the Closing Date. The merger shall become effective at the time specified for consummation of the merger (herein referred to as the "Effective Time") in the order to be issued by the Texas Banking Department.

     E. EFFECT OF MERGER. As a result of the merger, First State Bank's assets and business shall be acquired by Texas State Bank, free and clear of any and all liens, claims or encumbrances.

                                    ARTICLE 2

               REPRESENTATIONS AND WARRANTIES OF FIRST STATE BANK


     First State Bank hereby represents and warrants to Texas State Bank as follows:

     A. ORGANIZATION OF FIRST STATE BANK. First State Bank is a Texas state banking association, duly organized and existing under the laws of the state of Texas, and has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to own its properties and to engage in the business and activities now conducted by it, including both its commercial banking business and its trust business. First State Bank has branch licenses and all other authority necessary to own and operate branch bank facilities operated by First State Bank. A list of the branches presently operated by First State Bank, together with a list of licenses pending for operation of additional branch facilities are included on
SCHEDULE 2.1. True and complete copies of the Articles of Association and Bylaws of First State Bank, as amended to date, have been delivered to Texas State Bank, or (to the extent not previously delivered) First State Bank covenants to deliver the same to Texas State Bank within 15 days following the date hereof. First State Bank (i) is duly authorized to conduct a general banking business, in accordance with its charter, subject to the supervision of the Texas Banking Department, the Federal Deposit Insurance Corporation and other applicable regulatory authorities; (ii) is an insured bank as defined in the Federal Deposit Insurance Act; and (iii) has full power and authority (including all licenses, franchises, permits and other governmental authorizations which are legally required) to engage in the business and activities now conducted by it. Except as disclosed in SCHEDULE 2.1, and except for trust assets held in the ordinary course of business of acting as trustee for third parties, First State Bank has no subsidiaries or affiliates, owns no voting securities of any other corporation, and is not a member of any joint venture or partnership. First State Bank is not a reporting company under the Securities Exchange Act of 1934, as amended (the "1934 Act").

     B. CAPITALIZATION AND OWNERSHIP. The authorized capital stock of First State Bank consists of 200,000 shares (the "Shares") of capital stock, par value $20.00 per share, all of which are duly authorized, validly issued and outstanding, fully paid, nonassessable, and are owned beneficially and of record by the persons named in the shareholder list previously delivered by First State Bank to Texas State Bank. The Shares have not been issued in violation of the preemptive rights of any stockholder. There are no outstanding options, warrants, conversion rights, calls or commitments of any kind obligating First State Bank to issue, directly or indirectly, additional shares of its capital stock, and no authorization therefor has been given. First State Bank does not have any outstanding commitment or obligation to repurchase, reacquire or redeem any of its outstanding capital stock. The undersigned common shareholders of First State Bank have joined into the execution hereof to evidence their consent to and written approval of the transaction on the conditions herein described, and to evidence their agreement to vote for and support the approval of the transaction (on the conditions herein described) at the special shareholders' meeting to be called to consider the merger. The undersigned own beneficially and of record not less than 75% of the outstanding common stock of First State Bank, and the holders of common stock of First State Bank are the only shareholders who have the right to vote on the proposed merger of First State Bank with and into Texas State Bank.

     C.   FINANCIAL STATEMENTS AND RECORDS.

          1. First State Bank has delivered to Texas State Bank (i) the audited balance sheet of First State Bank as of December 31, 1994 (the "December 31, 1994 Balance Sheet"), and the related audited statements of income, changes in stockholders' equity and changes in financial position for the year then ended, together with the notes thereto, accompanied by the report thereon of the independent certified public accountant who examined such statements; and (ii) the unaudited regulatory reports of condition of First State Bank as of December 31, 1993, 1992 and 1991, and the related unaudited statements of income and changes in equity capital for each of the years then ended. Except to the extent qualified by the report of the independent accountant thereon, these financial statements fairly present the financial position of First State Bank as of the dates thereof and the results of its operations for the periods indicated. The December 31, 1994 Balance Sheet and audited financial statements for the fiscal year then ended, have been prepared in conformity with generally accepted accounting principles applied on a consistent basis. To the best knowledge of First State Bank, audits of First State Bank have been conducted in accordance with generally accepted auditing standards. In addition, First State Bank has delivered to Texas State Bank its unaudited balance sheet and regulatory report of condition as of September 30, 1995 (collectively, the "September 30, 1995 Balance Sheet") and the related unaudited statements of income, changes in stockholders' equity and changes in financial position for the twelve-month period then ended. In the opinion of the management of First State Bank, these financial statements also fairly present the financial position of First State Bank as of the date thereof and the results of its operations for the period indicated and the financial records upon which such financial statements are based have been kept in accordance with prudent banking practices and the past practices of First State Bank. Except as disclosed in
SCHEDULE 2.3.1, the September 30, 1995 Balance Sheet and related financial statements for the nine-month period then ended, have been prepared in accordance with generally accepted accounting principles, consistently applied. The December 31, 1994 Balance Sheet and the September 30, 1995 Balance Sheet, and the financial statements for the twelve and nine-month periods then ended, described above are collectively referred to hereinafter as the "First State

Bank Financial Statements." Except as set forth in SCHEDULE 2.3.1, the First State Bank Financial Statements do not, as of the dates thereof, include any material assets or omit to state any material liability, absolute or contingent, the inclusion or omission of which renders such financial statements, in light of the circumstances under which they were made, materially misleading. Without limiting the generality of the foregoing, First State Bank specifically represents to Texas State Bank that, except as set forth in SCHEDULE 2.3.1, First State Bank has no liabilities, either accrued, contingent or otherwise, which, individually or in the aggregate, are material, which have not been reflected in the First State Bank financial statements (including the September 30, 1995 Balance Sheet) or which have been incurred in the ordinary course of business since the date of the September 30, 1995 Balance Sheet.

          2. Except as set forth in SCHEDULE 2.3.2, since December 31, 1994, there have not been any material changes in the financial condition, results of operations, business or prospects of First State Bank, other than changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse, nor have there been any other events or conditions of any character which have individually or in the aggregate materially and adversely affected the financial condition, results of operations, business or prospects of First State Bank.

          3. The books and records of First State Bank reflect the transactions to which it is or was a party or by which its properties are or were bound, and, to the extent applicable, such books and records are and have been properly kept and maintained in accordance with the law and prudent banking principles except as otherwise disclosed in SCHEDULE 2.3.3. As of the date hereof and as of the Closing, all of the minute books of First State Bank are and will be complete, accurate and current in all material respects.

          4. Total trust assets under management by First State Bank as of September 30, 1995, are as set forth in the September 30, 1995 Balance Sheet. All books and records related to the trust business of First State Bank are true, correct and complete, and all such trust business is operated in full compliance with sound banking practices, applicable fiduciary requirements and applicable provisions of law, including applicable provisions of the Texas Banking Act and applicable provisions of the Texas Probate Code. Except as set forth in SCHEDULE 2.3.4, during the three years prior to the date hereof, First State Bank has not experienced any material change, whether or not deemed adverse, in the operation of its trust business.

     D.   LOANS.

          1. All Loans included in the assets of First State Bank, and all commitments to make Loans by First State Bank (including leasing transactions and off balance sheet lending transactions such as letters of credit), have been made in the ordinary course of business of First State Bank and do not present more than the normal risk of uncollectibility or other unfavorable features, except as disclosed in Schedule 2.4.1.

          2. All Loans to directors, officers and beneficial owners of 5% or more of the outstanding capital stock of First State Bank, and loans to any person or company related to or affiliated with any such person, are listed on
Schedule 2.4.2. The Loans listed on Schedule 2.4.2 do not present more than the normal risk of uncollectibility or other unfavorable features.

          3. First State Bank's reserves for loan losses have been calculated in accordance with all applicable rules and regulations. In the reasonable opinion of the management, officers and directors of First State Bank, the reserve for loan losses shown on the September 30, 1995 Balance Sheet is adequate in all respects to provide for all losses on loans outstanding as of the date of September 30, 1995 Balance Sheet.

     E. PROPERTIES. First State Bank has good and indefeasible title to all assets and properties, whether real or personal, tangible or intangible, which it purports to own, including without limitation, all assets and properties reflected on the September 30, 1995 Balance Sheet or acquired subsequent thereto (except to the extent such assets and properties have been disposed of for fair value in the ordinary course of business since the date of the September 30, 1995 Balance Sheet), subject to no liens, mortgages, security interests, encumbrances, easements, title imperfections, or charges of any kind except (i) as noted in the September 30, 1995 Balance Sheet or the notes to the First State Bank Financial Statements, (ii) statutory liens not yet delinquent, (iii) security interests granted incident to borrowings by First State Bank from Federal Reserve Banks or to secure deposits of funds by federal, state or other governmental agencies, (iv) assets held for third party trust customers in the ordinary course of the trust business of First State Bank; and (v) minor defects and irregularities in title and encumbrances which do not materially impair the use thereof for the purposes for which they are held and such liens, mortgages, security interests, encumbrances and charges as are not, in the aggregate, material to the assets and properties of First State Bank. Except as disclosed on SCHEDULE 2.5, all improvements, buildings and structures located on real estate owned by First State Bank, and the use by First State Bank of such real estate, together with such improvements, buildings and structures, in the manner heretofore and currently used by First State Bank, conform in all material respects to applicable federal, state and local laws and regulations (including applicable environmental laws and regulations), zoning and building ordinances and health and safety ordinances, and such real estate is zoned for the various purposes for which such real estate is currently being used. Except as disclosed on SCHEDULE 2.5, all such improvements, buildings and structures located on real estate owned by First State Bank, and all of the material, tangible personal property owned by First State Bank, are in good operating condition and repair, reasonable wear and tear excepted. Listed on SCHEDULE 2.5 are all policies of title insurance covering such properties.

     F. ENVIRONMENTAL MATTERS. Neither any Environmental Hazards nor any Hazardous Materials Contamination exist on any real property owned by First State Bank (including any owned by and used in connection with the business of First State Bank and any foreclosed properties owned by First State Bank), or on any real property used by the Bank in connection with the business of First State Bank or on any adjacent property, as a result of any Environmental Hazards on or emanating from the Real Property. The real properties described in the preceding sentence are sometimes collectively referred to as the "Real Property." Included on SCHEDULE 2.6 is a list of any environmental survey or report related to any of the Real Property, true, correct and complete copies of which have been provided to Texas State Bank. As used in this Agreement, the term "Environmental Hazards" shall mean (i) any "hazardous waste" as defined by the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), as amended from time to time, and regulations promulgated thereunder;
(ii) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.) ("CERCLA"), as amended from time to time, and regulations promulgated thereunder; (iii) any toxic substance regulated by the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), as amended from time to time, and regulations promulgated thereunder; (iv) gasoline, diesel fuel or other petroleum hydrocarbons; (v) asbestos and asbestos containing materials, in any form, whether friable or non-friable; (vi) polychlorinated biphenyls; (vii) radon gas;
(viii) any solid waste or petroleum waste; and (ix) any other substance which any governmental authority requires special handling or notification of any federal, state or local governmental entity in its collection, storage, treatment, or disposal or which is identified or classified to be hazardous or toxic under applicable state or federal law or regulation or the common law, or any other applicable laws. As used in this Agreement, the term "Hazardous Materials Contamination" shall mean the contamination of the improvements, facilities, soil, groundwater, air or other elements on or of the Real Property by Hazardous Materials, or the contamination of the buildings, facilities, soil, groundwater, air or other elements on or of any other property as a result of Hazardous Materials at any time before the date of this Agreement emanating from the Real Property.

     G. LITIGATION. Except as set forth in SCHEDULE 2.7, no claims have been asserted and no relief has been sought against First State Bank in any pending litigation or governmental proceedings or otherwise which might result in a judgment, decree or order having a material adverse effect on the financial condition, results of operations, business or prospects of First State Bank. First State Bank has complied with, and is presently in compliance with, all laws and regulations pertaining to consumer credit and truth in lending. The management of First State Bank is not aware of any material violation by First State Bank of any of the foregoing. Except as set forth in SCHEDULE 2.7, First State Bank is in substantial compliance with all other laws, all rules and regulations of governmental agencies and authorities and any judgments, orders or decrees which by their terms apply to any of them. All permits, concessions, grants, franchises, licenses and other governmental authorizations and approvals necessary for the conduct of the business of First State Bank have been duly obtained and are in full force and effect, and there are no proceedings pending or, to First State Bank's knowledge, threatened which may result in the revocation, cancellation, suspension or adverse modification of any thereof.
The consummation of the transactions contemplated hereby will not result in any such revocation, cancellation, suspension or modification.

     H. TAXES. First State Bank has filed with the appropriate governmental agencies all federal, state and local income, franchise, excise, real and personal property and other tax returns and reports which are required to be filed, and First State Bank is not delinquent in the payment of any taxes shown on such returns or reports. Except as disclosed on SCHEDULE 2.8, First State Bank has no examination pending by the Internal Revenue Service, the Texas Comptroller of Public Accounts, or any other taxing authority, nor has First State Bank been notified of any proposed examination. Except as noted in
SCHEDULE 2.8, there are included in the September 30, 1995 Balance Sheet, or reflected in the Notes to the First State Bank Financial Statements, reserves adequate in the reasonable opinion of management for the payment of all accrued but unpaid federal, state and local taxes of First State Bank, including all income, franchise, ad valorem and other taxes, and all interest and penalties, whether or not disputed, for the ten-month period ended October 31, 1995, for the year ended December 31, 1994, and for all fiscal years prior thereto. First State Bank has not executed or filed with the Internal Revenue Service, the Comptroller of Public Accounts of the State of Texas or any other taxing authority any agreement extending the period for assessment and collection or any federal tax, nor is First State Bank a party to any action or proceeding by any governmental authority for assessment or collection of taxes, nor has any claim for assessment or collection of taxes been asserted against First State Bank. First State Bank has not filed a consent pursuant to Section 341(f) of the Internal Revenue Code or otherwise.

     I. CONTRACTS. Except as set forth in SCHEDULE 2.9, First State Bank is not a party to or bound by any written or oral (i) employment contracts (including without limitation any collective bargaining contracts or union agreements); (ii) commission, bonus, deferred compensation, profit-sharing, life insurance, health insurance, salary continuation, severance pay, pension or retirement plans or arrangements whether or not legally binding and whether or not funded; (iii) material leases or licenses with respect to any property, real or personal, whether as landlord, tenant, licensor or licensee; (iv) contracts or commitments for capital expenditures in excess of $100,000 for any one project; (v) contracts or options to purchase or sell any real or personal property otherwise than in the ordinary course of business or pursuant to this Agreement; (vi) agreements or instruments relating to any commitments to loan money or to extend credit, except for commitments to extend credit in the ordinary course of business in amounts of less than $500,000 in any one transaction and $2,000,000 in the aggregate; (vii) agreements to which any director, officer or holder of 5% or more of the outstanding capital stock of First State Bank, or any person or company related to or affiliated with any such person, is a party; (viii) contracts relating to the purchase or sale of financial or other futures, or put or call options relating to cash, securities or any commodities whatsoever; or
(ix) material contracts, other than the foregoing, not made in the ordinary course of business. Except as set forth on SCHEDULE 2.9, First State Bank is not in default, and no event has occurred which, with notice or the lapse of time or action by a third party, could result in a default by First State Bank,
(a) under any outstanding indenture, mortgage, contract, lease or other agreement to which First State Bank is a party or by which First State Bank is bound; (b) under any provision of the Articles of Incorporation or Bylaws of First State Bank which might result in a material adverse effect on the financial condition, results of operations, business or prospects of First State Bank; or (c) under any agreement with federal or state regulatory authorities. First State Bank does not have outstanding any power of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction.

     J. APPROVALS; VALIDITY OF AGREEMENT. The Board of Directors of First State Bank has approved the form, terms and provisions of this Agreement and the transactions contemplated hereby. Holders of voting Common Stock of First State Bank are the only persons with the power to consider and vote upon the transactions herein described. Shareholders of First State Bank joining into the execution hereof as provided below in the aggregate hold beneficially and of record not less than 75% of the outstanding shares of First State Bank voting Common Stock, and all such Shareholders have approved this Agreement and the transactions contemplated hereby on the conditions herein described. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the merger contemplated herein and therein, will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which First State Bank may be subject; (ii) any contract, agreement or instrument to which First State Bank is a party or pursuant to which First State Bank is bound; or (iii) the Articles of Incorporation or Bylaws of First State Bank. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, no consent or approval or other action by any party under any contract to which First State Bank is subject is required for the execution, delivery and performance of this Agreement and consummation of the transactions herein described, except where the failure to obtain such consent would not have a material adverse effect on First State Bank. The execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the transactions herein and therein described will not constitute an event which with the lapse of time or action by a third party could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of First State Bank or upon any of the stock of First State Bank. This Agreement constitutes the legal, valid and binding obligation of First State Bank, enforceable against First State Bank in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity.

     K. INSURANCE. First State Bank has insurance coverage with reputable insurers in amounts, types and risks insured as set forth in SCHEDULE 2.11. First State Bank's accounts are insured by the Federal Deposit Insurance Corporation ("FDIC") to the extent permitted by law, and First State Bank has paid all premiums required to be paid and is in compliance with the applicable regulations of the FDIC.

     L. ABSENCE OF ADVERSE AGREEMENTS. Except as set forth in SCHEDULE 2.12, First State Bank is not a party to any agreement or instrument, nor is First State Bank subject to any judgment, order, decree, rule or regulation of any court or other governmental agency or authority which materially and adversely affects or in the future may materially and adversely affect the financial condition, results of operations, business or prospects of First State Bank.

     M. ABSENCE OF CERTAIN CHANGES. Except as set forth in SCHEDULE 2.13, since December 31, 1994, First State Bank has not (i) issued or sold any of its capital stock or any corporate debt obligations (except certificates of deposit, letters of credit, cashier's checks, acknowledgments of indebtedness incident to borrowings from the Federal Reserve Bank and other documents and instruments issued in the ordinary course of banking business of First State Bank);
(ii) granted any options for the purchase of its capital stock; (iii) declared or set aside or paid any dividend or other distribution in respect of its capital stock, or directly or indirectly, purchased, redeemed or otherwise acquired any shares of such stock; (iv) incurred or assumed any obligations or liabilities (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business, or mortgaged, pledged or subjected to lien or encumbrances (other than statutory liens not yet delinquent) any of its assets or properties; (v) discharged or satisfied any lien or encumbrance or paid any obligation or liability (absolute or contingent), other than current liabilities included in the September 30, 1995 Balance Sheet, current liabilities incurred since the date thereof in the ordinary course of business and liabilities incurred in carrying out the transactions contemplated by this Agreement; (vi) sold, exchanged or otherwise disposed of any of its capital assets other than in the ordinary course of business; (vii) forgiven or cancelled any debts or claims, or waived any rights; (viii) except for salary increases to employees in the ordinary course of business not exceeding 5% of prior year's compensation, made any general wage or salary increase, entered into any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit-sharing, retirement or similar plan or arrangement; (ix) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value which in the aggregate are material; (x) except in the ordinary course of business, entered into or agreed to enter into any agreement or arrangement granting any preferential rights to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights;
(xi) made any material change in the conduct of its business, whether entered into or made in the ordinary course of business or otherwise; (xii) except for salary increases to employees in the ordinary course of business not exceeding 5% of prior year's compensation, granted to any director or officer, or any employee, any increase in compensation in any form in excess of the amount thereof in effect as of December 31, 1994 or any severance or termination pay, or entered into any written employment agreement, trust, fund or other arrangement for the benefit of any such director, officer or employee, whether or not legally binding; (xiii) suffered any loss of officers, employees, suppliers or customers that materially and adversely affects the business, operations or prospects of First State Bank; or (xiv) entered into any transaction outside the ordinary course of business except as expressly contemplated by this Agreement. Since June 30, 1995, there has been no material adverse change in First State Bank.

     N. AGREEMENTS WITH DIRECTORS, OFFICERS AND STOCKHOLDERS. The name of each director and executive officer of First State Bank, and the name of each holder of five percent (5%) or more of the outstanding capital stock of First State Bank, together with the name of each "affiliate" of each of such persons, as such term is defined in the rules and regulations under the Securities Act of 1933, as amended (the "1933 Act"), is listed in SCHEDULE 2.14. Except as set forth in SCHEDULE 2.14, no such director, executive officer, stockholder or associate has during the period from January 1, 1994 to the date of this Agreement been a party to any transaction with First State Bank. Other than loan transactions, which are scheduled on SCHEDULE 2.4.2, all transactions with directors, executive officers, 5% stockholders and affiliates are fully and appropriately summarized in SCHEDULE 2.14. Except as described in SCHEDULE 2.14, none of the transactions have been outside of the ordinary course of business, and, except as set forth in SCHEDULE 2.14, First State Bank now has no commitments, written or oral, to lend any funds to any such person.

     O. AFFILIATED CORPORATIONS. Except as set forth in SCHEDULE 2.15, First State Bank knows of no arrangement whereby the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of First State Bank or for the shareholders of First State Bank.

     P.   REGULATORY MATTERS AND EXAMINATION REPORTS.  Except as disclosed on
SCHEDULE 2.16, First State Bank has no formal or informal agreements, arrangements or understandings with the Federal Reserve Board, the Federal Deposit Insurance Corporation, the Texas Department of Banking, or any other regulatory authority (collectively, the "Regulatory Authorities"), nor does First State Bank have any examination pending by any applicable Regulatory Authorities nor has First State Bank been notified of any proposed examination by any Regulatory Authorities. To the extent permitted by law, First State Bank has provided to Texas State Bank (or, to the extent not previously delivered, First State Bank covenants to deliver within 15 days to Texas State Bank) complete and correct copies of (i) all examination reports by Regulatory Authorities forwarded to First State Bank during the calendar years 1993, 1994, 1995 and to date 1996; (ii) any correspondence between First State Bank and such agencies during such periods, and (iii) any agreements, arrangements or understandings between First State Bank and such agencies, including any agreements, arrangements or understandings arising out of or related to any such examinations.

     Q. COMPLIANCE WITH APPLICABLE LAW. Except as disclosed on SCHEDULE 2.17, First State Bank and the conduct of its business (including the conduct of its trust business) are not in violation of any applicable law, statute, order, rule or regulation promulgated by, or judgment entered by, any federal, state, or local court or governmental authority relating to the operation, conduct or ownership of the business and property of First State Bank, which violation might result in any material adverse change in the condition, business, prospects, properties or assets of First State Bank.

     R. DISCLOSURE. Except to the extent qualified by one of the Schedules to this Agreement, neither the financial statements nor any representation or warranty contained herein, nor any information delivered or to be delivered by First State Bank pursuant to this Agreement, contains or shall contain an untrue statement of a material fact, nor do the financial statements, representations, warranties and other information omit to state, nor will they omit to state, any material fact necessary in order to make the statements made not misleading.

     S. FINDERS. First State Bank has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement.


                                    ARTICLE 3

               REPRESENTATIONS AND WARRANTIES OF TEXAS STATE BANK

     Texas State Bank and Texas Regional each, jointly and severally, represent and warrant to First State Bank as follows:

     A. ORGANIZATION. Texas State Bank is a banking association duly organized, validly existing and in good standing under the laws of the State of Texas with all necessary power to carry on its business as it is now being conducted. Texas State Bank is wholly owned by Texas Regional Bancshares, Inc. ("Texas Regional"), a Texas business corporation duly registered with the Federal Reserve Board as a bank holding company under the Bank Holding Company Act of 1956, as amended.

     B. APPROVALS; VALIDITY OF AGREEMENT. The Board of Directors of Texas State Bank has approved the form, terms and provisions of this Agreement and the transactions contemplated hereby. Texas Regional is the only shareholder of Texas State Bank with the power to consider and vote upon the transactions herein described, and Texas Regional has approved this Agreement and the transactions contemplated hereby on the conditions herein described. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, the execution, delivery and performance of this Agreement and the Merger Agreement and the consummation of the merger contemplated herein and therein, will not conflict with, result in the breach of, constitute a default under or accelerate the performance provided by, (i) the terms of any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or other governmental agency to which Texas State Bank may be subject; (ii) any contract, agreement or instrument to which Texas State Bank is a party or pursuant to which Texas State Bank is bound; or (iii) the Articles of Incorporation or Bylaws of Texas State Bank. Provided required approval is obtained (as and to the extent required) from applicable regulatory authorities, including the Federal Reserve Board and the Texas Banking Department, no consent or approval or other action by any party under any contract to which Texas State Bank is subject is required for the execution, delivery and performance of this Agreement and consummation of the transactions herein described, except where the failure to obtain such consent would not have a material adverse effect on Texas State Bank. The execution, delivery and performance of this Agreement and the Merger

Agreement and the consummation of the transactions herein and therein described will not constitute an event which with the lapse of time or action by a third party could result in a default under any of the foregoing or result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Texas State Bank or upon any of the stock of Texas State Bank. This Agreement constitutes the legal, valid and binding obligation of Texas State Bank, enforceable against Texas State Bank in accordance with its terms, except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and general equitable principles regardless of whether such enforceability is considered in a proceeding at law or in equity. Texas Regional is a reporting company under the Securities and Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations promulgated thereunder.

     C. ORDERS AND DECREES. Provided required approval is obtained from applicable regulatory authorities, including the Federal Reserve Board and the Texas Department of Banking, the execution, delivery and performance by Texas State Bank of this Agreement and of the obligations imposed upon it hereunder will not violate any provision of, or result in any breach of, (i) any law, order, rule or regulation of any governmental agency or authority or any judgment, order or decree of any court or governmental agency to which Texas State Bank may be subject, (ii) the Articles of Incorporation or Bylaws of Texas State Bank, or (iii) any contract or agreement to which Texas State Bank is a party or by which it is bound.

     D. FINDERS. Texas State Bank has not engaged and is not directly or indirectly obligated to anyone acting as a broker, finder, or in any other similar capacity in connection with the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, Texas State Bank specifically represents that it has not been approached by (nor does it have any agreements with) Service Asset Management Company of Dallas, or any person that has asserted to Texas State Bank that he or she is acting on behalf of Service Asset Management Company of Dallas.

     E. SEC REPORTS AND NASDAQ COMPLIANCE. Since January 1, 1995, Texas Regional has made all filings (the "SEC Reports") required to be made by it under the Securities Act of 1933 (the "Securities Act"), the Securities Exchange Act of 1934 (the "Exchange Act") and the securities laws of any state, and any rules and regulations promulgated thereunder. The SEC Reports, when filed, complied in all material respects with all applicable requirements of the Securities Act, the Exchange Act and other requirements of law. None of the SEC Reports, at the time of filing, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading in light of the circumstances in which they were made. Texas Regional will deliver or make accessible to the First State Bank true, accurate and complete copies of the SEC Reports, as amended, which were filed with the SEC since January 1, 1995, and as in effect as of the date hereof. Texas Regional has taken all necessary actions to ensure its continued inclusion in, and the continued eligibility of the Texas Regional Class A Voting Common Stock for trading on the NASDAQ Stock Market under all currently effective and currently proposed inclusion requirements.

     F. FINANCIAL STATEMENTS. Each of the balance sheets included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated financial position of Texas Regional as of its date, and each of the other financial statements included in the SEC Reports (including any related notes and schedules) fairly presents in all material respects the consolidated results of operations or other information therein of Texas Regional for the periods or as of the dates therein set forth in accordance with generally accepted accounting principles, consistently applied during the periods involved.

     G. CHANGES SINCE JUNE 30, 1995. Since June 30, 1995, there has been no material adverse change in Texas State Bank.


                                    ARTICLE 4

                                 INDEMNIFICATION

     A.   INDEMNIFICATION.

          1. First State Bank hereby agrees to indemnify, defend and hold harmless Texas State Bank and Texas Regional, and their respective officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, expenses or liabilities to which Texas State Bank may become subject (including any arising as a result of the consummation of the transaction described in this Agreement and any arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, or any rule, order or regulation pursuant thereto), arising out of or based upon (i) breach of a representation, warranty, covenant or agreement of First State Bank in this Agreement or in the performance hereof; (ii) any misleading or untrue statement of a material fact by or on behalf of First State Bank, or any omission of a material fact necessary in order to make any statements made, in light of the circumstances under which they were not misleading, including any such statement as is made in the context of solicitation by First State Bank of proxies for approval of the transactions described in this Agreement by the shareholders of First State Bank; and (iii) any irregularity or improper procedure in connection with the solicitation of proxies and obtaining shareholder approval for the transaction described in this Agreement.

          2. Texas State Bank and Texas Regional hereby agree, jointly and severally, to indemnify, defend and hold harmless First State Bank and its officers, directors, employees, agents and attorneys from and against any and all losses, claims, damages, expenses or liabilities to which First State Bank may become subject (including any arising as a result of the consummation of the transaction described in this Agreement and any arising under the Securities Act of 1933 or the Securities Exchange Act of 1934, or any rule, order or regulation pursuant thereto), arising out of or based upon (i) breach of a representation, warranty, covenant or agreement of Texas State Bank in this Agreement or in the performance hereof; and (ii) any misleading or untrue statement of a material fact by or on behalf of Texas State Bank, or any omission of a material fact necessary in order to make any statements made, in light of the circumstances under which they were not misleading, including any such statement as is made in the context of the sale by Texas Regional of common stock, the proceeds of which are in part expected to be used to fund the payment of the Total Consideration by Texas State Bank.

          3. Each of Texas State Bank and First State Bank (to the extent of an indemnification obligation hereunder, herein referred to as the "Indemnifying Party") will indemnify the other parties hereto and each of such other party's directors, officers and each person who "controls" such other party within the meaning of such term as used in Section 15 of the 1933 Act (such persons being herein called the "Indemnified Parties") and will defend and hold the Indemnified Parties harmless from and against any and all losses, claims, damages, expenses, or liabilities to which the Indemnified Parties may become subject under the common law or otherwise insofar as:

               a. such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in any communications to shareholders, or any application or statement filed pursuant to this Agreement or arising out of or based upon the omission or alleged omission to state therein a material fact necessary in order to make the statement therein, in the light of the circumstances in which they were made, not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished by the party against whom indemnification is sought hereunder for use therein; and

               b. such losses, claims, damages, expenses, or liabilities are incurred by the Indemnified Parties (or are losses, claims, damages, expenses or liabilities with respect to which the Indemnified Parties become subject), under the common law or otherwise, arising out of or in any way attributable to the breach of any warranty or representation made by such party herein or pursuant to the terms hereof, or the failure of such party to perform any covenant or obligation contained in this Agreement.

          4. The indemnification obligations contained herein shall expressly include the obligation of the Indemnifying Party to reimburse the Indemnified Party for any legal or other expenses (including counsel fees) reasonably incurred by them in connection with investigating or defending against any and all such losses, claims, damages, expenses, liabilities or actions whether or not resulting in any liability.

          5. The Indemnified Parties shall, within twenty (20) days after the receipt by them of any notice of any claim or of the commencement of any litigation in respect of which indemnity may be sought hereunder, notify the Indemnifying Party thereof. The omission to notify the Indemnifying Party of any such claim or litigation shall relieve the Indemnifying Party from any liability which it may have under the indemnity agreement contained herein, but shall not relieve the Indemnifying Party from any other liability which it may have to the Indemnified Parties, other than that raised in any such claim or litigation explicitly or by reasonable implication or that which may estop the Indemnifying Party from raising and effecting some defense it might otherwise have raised had such notice been properly given. If any such litigation shall be brought against the Indemnified Parties and if the Indemnified Parties shall notify the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled, unless in the opinion of counsel to the Indemnified Party there exist issues as to which the interests of the Indemnified and Indemnifying Parties are adverse, to participate in (and, to the extent that it shall wish, to direct) the defense thereof at its own expense, but such defense shall be conducted by counsel satisfactory to the Indemnified Parties.

          6. The indemnity agreement contained in this Article shall survive any investigation made by or on behalf of any Indemnified Party.

                                    ARTICLE 5

                                SPECIAL COVENANTS

     A. STOCKHOLDER APPROVAL BY FIRST STATE BANK. Subsequent to the execution and delivery of this Agreement, (i) the Board of Directors of First State Bank has agreed to cause First State Bank to submit this Agreement and the Merger Agreement to the stockholders of First State Bank, for their authorization and approval, by written consent or otherwise, in accordance with applicable provisions of law. Subject to the terms and conditions of this Agreement, the Board of Directors of First State Bank has agreed to recommend this Agreement, the Merger Agreement and the transactions contemplated thereby to the First State Bank stockholders.

     B. FINANCING ARRANGEMENTS BY TEXAS REGIONAL. Subsequent to the execution and delivery of this Agreement, Texas Regional agrees to commence the preparation of a registration statement to be filed pursuant to the Securities Act of 1933, to effect the registration of the public offering of shares of the Class A Common Stock of Texas Regional, with the expectation that the proceeds of such offering would be used in part to fund the Total Consideration. Texas State Bank shall provide First State Bank with copies of any registration statement and any amendment thereto. Texas Regional and Texas State Bank shall not be under any obligation to take any action that would cause such registration statement to be declared effective, or to accept the proposed terms of any underwriters in connection with the sale of such shares, that are not acceptable to Texas Regional and Texas State Bank, it being acknowledged and agreed by First State Bank that any determination as to the acceptability of the pricing and other terms of any such financing arrangements are in the sole discretion of Texas Regional and Texas State Bank.

     C.   PROSPECTUS AND PROXY STATEMENT INFORMATION.

          1. First State Bank agrees to provide any and all information as may be reasonably required by Texas Regional for purposes of preparation of any prospectus to be included in any registration statement to effect the registration of the offering of Texas Regional shares, for purposes of communications with shareholders of Texas Regional pending the Closing and for purposes of the proxy statement related to obtaining the approval by First State Bank shareholders of the transaction herein described (collectively, the "First State Information"). Without limiting the generality of the foregoing, First State Bank specifically covenants (i) to cause its financial statements as of December 31, 1995 and 1993, and the related statements of income, changes in stockholders' equity and changes in financial position for the year then ended, together with the notes thereto, to be prepared in accordance with generally accepted accounting principles and examined by a firm of independent certified public accountants reasonably acceptable to Texas State Bank and Texas Regional and (ii) to deliver such financial statements (together with the unqualified opinion of the auditors with respect thereto and accompanied by such accountant's consent to use of such financial statements in the registrations statement herein described) to Texas State Bank and Texas Regional. First State Bank hereby agrees that, upon delivery to Texas State Bank, the First State Information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

          2. Texas State Bank agrees to provide any and all information as may be reasonably required by First State Bank for purposes of communications with shareholders of First State Bank pending the Closing and for purposes of the proxy statement related to obtaining the approval by First State Bank shareholders of the transaction herein described (collectively, the "Texas State Information"). Texas State Bank hereby agrees that, upon delivery to First State Bank, the Texas State Information shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     D. ACCESS. From and after the date of this Agreement, First State Bank shall afford to the officers, attorneys, accountants and other authorized representatives of Texas State Bank full and free access to the properties, books, contracts, commitments and records of First State Bank at all reasonable times during business hours, and such representatives of Texas State Bank shall be furnished with true and complete copies of the same and with all other information concerning the affairs of First State Bank as such representatives may reasonably request. Any such information treated as confidential by First State Bank shall be kept confidential by the representatives of Texas State Bank (and shall be used by them only in connection with this Agreement and the transactions contemplated hereby) except to the extent that (i) it was already known to such representatives when received, (ii) it hereafter becomes lawfully obtainable from other sources, or (iii) it is disclosed by Texas State Bank in any document filed with the Securities and Exchange Commission, the Federal Reserve Board or any other governmental agency or authority. In the event the transactions contemplated by this Agreement and the Merger Agreement are not consummated, Texas State Bank agrees to return to First State Bank any confidential information delivered by First State Bank to Texas State Bank pursuant to this Section.

     E. ENVIRONMENTAL INSPECTION. First State Bank expressly agrees to supply Texas State Bank with historical and operational information regarding the real properties owned or operated by, or used in connection with the operation of the business of, First State Bank, and any premises heretofore used in connection with the operation of the business of First State Bank, and any other properties included in the Real Property, including (but not limited to) any environmental tests or surveys made of such properties. First State Bank agrees to cooperate with any reasonable request of Texas State Bank related to site assessment or site review related to any environmental matter or investigation, including the making available of such personnel of First State Bank as Texas State Bank may reasonably request. At Texas State Bank's discretion, Texas State Bank may arrange for one or more independent contractors to conduct tests of the Real Property and any other premises now or heretofore used in connection with the business of First State Bank in order to identify any presence of, or present or past release or threatened release of, any waste materials or any chemical substances, including, without limitation, any Environmental Hazards. Any such test may be done at any time, or from time to time, upon reasonable notice and under reasonable conditions, which do not impede the performance of the tests. Such tests may include both above and below ground testing for environmental damages or the presence of Environmental Hazards or Hazardous Material Contamination or such other tests as Texas State Bank may deem reasonably necessary. Any and all costs of third parties associated with obtaining such information shall be borne equally by Texas State Bank and First State Bank. In the event such tests indicate the presence of Hazardous Material Contamination, the parties shall endeavor to obtain a reasonably reliable estimate of the cost of remediating or removing such Hazardous Material Contamination prior to the Closing. In the event that such estimated cost is less than $25,000, First State Bank shall accrue the cost thereof as an expense prior to Closing for purposes of calculating the minimum net worth required at Closing, in which event the parties shall proceed to Closing on the terms and conditions described in this Agreement. In the event that such estimated cost exceeds an aggregate of $25,000, Texas State Bank may elect to either (i) proceed with the transaction on the terms and conditions herein provided, without modification, in which event the parties shall perform their respective obligations as herein provided, without modification; or (ii) proceed with the Closing on the terms and conditions herein provided, on the further condition that First State Bank either fully remediate and remove the Hazardous Material Contamination prior to Closing or (at Texas State Bank's option) accrue the full cost thereof as an expense prior to Closing for purpose of calculating the minimum net worth required at Closing, and in either of such events First State Bank shall be entitled to acquiesce in such remediation and removal (or if Texas State Bank has so elected, the accrual of the cost thereof), or First State Bank shall be entitled to unilaterally terminate this Agreement. In the event that the cost of remediation exceeds $25,000, or if the parties are unable to obtain a reasonably reliable estimate of the remediation and removal cost prior to Closing, Texas State Bank shall be entitled to exercise the options set forth in the preceding sentence, or to terminate this Agreement without further liability.

     F.   ACTION BY FIRST STATE BANK PRIOR TO CLOSING.

          1. From and after the date of this Agreement until the Closing Date, except as may be specifically provided for in Schedule 5.6, First State Bank will:

          (i) carry on its business in accordance with reasonably prudent banking practices and in substantially the same manner as it is presently conducted;

          (ii) maintain and keep its properties in as good repair and condition as at present, except for depreciation due to ordinary wear and tear and damage due to casualty, and not make or commit to make any capital expenditure outside of the ordinary course of business of First State Bank and not make or commit to make any capital expenditure (whether or not in the ordinary course of business of First State Bank) in excess of $200,000 individually or $400,000 in the aggregate;

          (iii) maintain in full force and effect insurance comparable in amount and in scope of coverage to that now maintained by it;

          (iv) perform all its obligations under contracts, leases and documents relating to or affecting its assets, properties and business;

          (v) use its best efforts to maintain and preserve its business organization intact, to retain its present employees and to maintain its relationships with customers;

          (vi) use its best efforts to fully comply with and perform all obligations and duties imposed upon it by all federal and state laws and all rules, regulations and orders imposed by federal or state governmental authorities;

          (vii) maintain its books of account and records in the usual, regular and orderly manner consistent with accounting practices during prior periods;

          (viii) not issue or sell any additional shares of its stock or securities convertible into shares of such stock or options or other commitments for the issuance of shares of such stock or securities;

          (ix) except for salary increases to employees in the ordinary course of business not exceeding 5% of prior year's compensation, not increase in any manner the compensation of any of its directors, officers or employees, except in accordance with customary practices, or pay or agree to pay any pension or retirement allowance not required by an existing plan or agreement, to any such persons, or commit itself to any pension, retirement or profit-sharing plan or arrangement or employment agreement for the benefit of any officer, employee or other person;

          (x) not declare or pay any dividend or make any stock split or purchase or otherwise acquire for value any of its shares;

          (xi) not issue commitments for the future funding of loans at a fixed rate other than the then prevailing market at the date of funding; and

          (xii) not engage in any business practice which deviates in any material respect from its customary practices during the last eighteen months immediately preceding the date hereof.

          2. Without limiting the foregoing, except for expenses reasonably incurred in connection with the Closing of the transaction herein described (all of which will be incurred or fully accrued by First State Bank prior to Closing), between the date hereof and the date of Closing, First State Bank specifically covenants and agrees that First State Bank will not incur any indebtedness (other than deposit liabilities owed to deposit customers in the ordinary course of business and trade accounts payable incurred in the ordinary course of business) or significant expenses outside of the ordinary course of business of First State Bank, nor will First State Bank increase expenses in any material way (either individually or in the aggregate), nor will First State Bank make any changes in its capital structure, in each case without the prior written consent of Texas State Bank.

          3. Provided that seeking such approvals is in accordance with applicable banking law and regulations, First State Bank will not make a fully collateralized loan, nor will First State Bank commit to make a fully collateralized loan, in excess of $1,000,000 to any one borrower or in any one transaction without the prior approval of Texas State Bank, and First State Bank shall not make any other loan, nor shall First State Bank commit to make any other loan, in excess of $200,000 to any one borrower or in any one transaction without the prior consent of Texas State Bank.

          4. Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, First State Bank will not sell or otherwise dispose of any of the Bank's real or personal property with a fair market value in excess of $100,000 without the prior written consent of Texas State Bank.

          5. Without limiting the generality of the foregoing, from and after the date of this Agreement until the Closing Date, First State Bank specifically covenants and agrees not to acquire any United States Treasury or government agency bonds, or municipal securities, or make other investments in securities, with fixed rates or with maturities of greater than three years from the date of investment. In addition, First State Bank shall not enter into any forward commitment to acquire any such securities.

          6. From and after the date of this Agreement until the Closing Date, without the prior written consent of Texas State Bank, First State Bank (i) will not permit any change to be made in its charter or Bylaws; (ii) will not take any action following the date hereof that would have required that the action, or any document, instrument or other information related thereto, be included on
SCHEDULE 2.9 had such action been taken prior to the date hereof; (iii) will in all material respects perform all obligations required to be performed by it;
(iv) will not default, or allow any event to occur which, with notice or lapse of time or action by a third party could result in a default, under any outstanding indenture, mortgage, contract, lease or other agreement to which First State Bank is a party or by which it is bound, or under any provision of the Articles of Association or Bylaws of First State Bank which might have a material adverse effect, or under any agreement with federal or state regulatory authorities; or (v) will not grant any power of attorney.

          7. As of the time of Closing, any material liabilities, accrued, contingent or otherwise, which have been incurred since the date of the September 30, 1995 Balance Sheet will have been fully disclosed to Texas State Bank, except that First State Bank shall not be required to disclose, pursuant to this section, (i) deposit liabilities and (ii) other liabilities of less than $50,000 incurred in the ordinary course of business.

     G. TERMINATION FEE. As part of the consideration to First State Bank, Texas State Bank hereby agrees that, if the transaction described in this Agreement shall fail to close as a result of Texas State Bank exercising its right to terminate for failure of a condition specified in section 6.4 (Regulatory Approvals), section 6.7 (Due Diligence Review; No Material Adverse Change), section 6.11 (Fairness Opinion), or section 6.14 (Financing) hereof, or as a result of a breach by Texas State Bank of its obligations hereunder, or if either party exercises its right to terminate as a result of the transaction failing to close prior to June 30, 1996 (as herein provided), in each case for any reason other than an intentional misrepresentation or other default by First State Bank hereunder, Texas State Bank shall pay to First State Bank a termination fee in the amount of $65,000.00.

                                    ARTICLE 6

                  CONDITIONS TO OBLIGATIONS OF TEXAS STATE BANK

     In addition to any other condition herein described as a condition to the obligations of Texas State Bank under this Agreement, the obligations of Texas State Bank under this Agreement and the Merger Agreement are subject, in the discretion of Texas State Bank, to the satisfaction at or prior to the Closing Date of each of the following conditions:

     A. COMPLIANCE WITH REPRESENTATIONS. The representations and warranties made by First State Bank in this Agreement shall have been true when made and, except for changes as contemplated herein, shall be true at the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and First State Bank shall have performed or complied with all covenants and conditions required by this Agreement or the Merger Agreement to be performed or complied with by it prior to or at the Closing. Texas State Bank shall have been furnished with a certificate, signed by the President of First State Bank in his capacity as such and dated the Closing Date, and a certificate, signed by the Cashier of First State Bank in his capacity as such and dated the Closing Date, to the foregoing effect.

     B. STOCKHOLDER APPROVAL. First State Bank shall have delivered to Texas State Bank a certificate signed by the Cashier of First State Bank in his capacity as such, confirming the approval of this transaction by the requisite vote of First State Bank's shareholders.

     C. DISSENTERS. Holders of an aggregate of not greater than 2.5% of the issued and outstanding shares of First State Bank shall have exercised dissenters' rights of appraisal with respect to the transactions, excluding for these purposes holders of shares who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters' rights of appraisal. Texas State Bank shall have been furnished with a certificate, dated the Closing Date and signed by the President of First State Bank, in his capacity as such, to the effect that no dissenters' rights action or proceeding is pending, or, to the best of his knowledge, threatened, or (if any such proceeding or action is pending or threatened) stating the relevant details of each such action or proceeding.

     D. REGULATORY APPROVALS. The parties hereto and to the Merger Agreement shall have received approval of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental agencies and authorities, including the Texas Department of Banking and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, Texas State Bank may, but shall not be obligated to, answer and defend such contest.

     E. LITIGATION. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transaction contemplated by this Agreement or the Merger Agreement or which might result in divestiture, rescission or damages in connection with such transactions or involving any of the assets, properties, business or operations of First State Bank which might result in any material adverse change in the financial condition, results of operations, business or prospects of First State Bank. Texas State Bank shall have been furnished with a certificate, dated the Closing Date and signed by the President of First State Bank, in his capacity as such, to the effect that no such litigation, investigation, inquiry or proceeding is pending, or, to the best of his knowledge, threatened.

     F. OPINION OF COUNSEL. Prior to closing, First State Bank shall deliver to Texas State Bank the opinion of First State Bank's counsel, in form and content satisfactory to Texas State Bank, to the effect that (i) First State Bank is duly organized, validly existing and in good standing as a banking association under the laws of the state of Texas, and First State Bank has full power and authority to carry on its business as presently conducted; (ii) the authorized capital stock of First State Bank consists of 200,000 shares of capital stock, par value of $20.00 per share, of which all 200,000 shares are validly issued, fully paid and nonassessable, and no options, warrants, conversion or other rights, agreements or commitments of any kind obligating First State Bank to issue or sell any shares of its capital stock of any class, or securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefor has been given; (iii) this Agreement and Plan of Reorganization and the Merger Agreement have been duly authorized by all necessary corporate action on the part of First State Bank, its directors and shareholders, and this Agreement and the Merger Agreement constitute valid and binding obligations of First State Bank enforceable in accordance with their respective terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally; and (iv) this Agreement and the consummation of the transaction herein described do not and will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Association or Bylaws of First State Bank, or, to the best knowledge and belief of such counsel, any agreement or instrument to which First State Bank is a party or is bound, or, to the best knowledge and belief of such counsel, any law, regulation, judgment or order binding on First State Bank.

     G. DUE DILIGENCE REVIEW; NO MATERIAL ADVERSE CHANGE. Texas State Bank and its employees, agents, attorneys, accountants and other representatives shall be entitled to review and monitor the assets, liabilities, business and prospects of First State Bank during the period from the date hereof to the time of Closing. Texas State Bank shall be entitled to terminate this transaction at its sole option (i) at any time within ninety (90) days following the date hereof if the results of such review are not satisfactory in all respects to Texas State Bank; or (ii) at any time prior to closing if any material adverse change shall have occurred in the condition, financial position or business prospects of First State Bank.

     H. CONSENTS, APPROVALS AND ESTOPPEL CERTIFICATES. Texas State Bank shall have received all such consents, approvals, estoppel certificates and other assurances, in each case in form and content reasonably satisfactory to Texas State Bank, from any party to an agreement with First State Bank or by which First State Bank is bound as a result of an order of any authority, or pursuant to any other legal requirement, which agreement, order or other requirement requires consent, approval or other assurance in order that the Closing of the transaction herein described will not constitute an event of default or create a right of termination or result in any other material adverse event thereunder. Without limiting the generality of the foregoing, Texas State Bank shall have received consents and estoppel certificates from each landlord of First State Bank and from each tenant of First State Bank, consenting (if Texas State Bank deems such consent necessary) to the transfer by operation of law of any outstanding lease or rental agreement, attesting to the validity of each lease to which First State Bank is a party, the fact that no default exists (or which with the passage of time or notice could exist) under the lease, and providing for such other matters as may be deemed advisable to Texas State Bank.

     I. NET WORTH OF FIRST STATE BANK. The net worth of First State Bank, calculated in accordance with regulatory requirements of the Texas Department of Banking, shall be not less than the sum of $62,000,000, increased by $700,000 per month for each month elapsed during the period from March 31, 1996, until the date of closing. In the event that the Closing is not consummated prior to April 1, 1996, and provided that the net worth of First State Bank (calculated in accordance with regulatory requirements of the Texas Department of Banking) is not less than $62,000,000 as of March 31, 1996, First State Bank shall be permitted to pay dividends to its shareholders prior to Closing in an amount up to an aggregate of 60% of the net income of First State Bank from April 1, 1996, to the end of the month next preceding the date of Closing.

     J. CONTEMPORANEOUS TRANSACTION. Contemporaneously with the closing of the transaction herein described, The Border Bank of Hidalgo, Texas, shall be merged with and into Texas State Bank pursuant to the terms and conditions of, and as described in, the Agreement and Plan of Reorganization by and between Texas State Bank and The Border Bank dated of even date herewith.

     K. FAIRNESS OPINION. Texas State Bank shall have received a fairness opinion, in form and content acceptable to Texas State Bank and Texas Regional in their sole discretion, and rendered by a firm acceptable to Texas State Bank and Texas Regional in their sole discretion, as to the fairness of the transaction to Texas State Bank, Texas Regional and the shareholders of Texas Regional, and such opinion shall not have been withdrawn prior to Closing.

     L. TERMINATION OF DATA PROCESSING ARRANGEMENTS. First State Bank shall have exercised its right to terminate its data processing services contract with Electronic Data Systems, Inc., on terms and upon conditions reasonably acceptable to Texas State Bank.

     M. COVENANT NOT TO COMPETE. Elliott Bottom shall have entered into a covenant not to compete with Texas State Bank on terms and conditions acceptable to Texas State Bank, which shall provide that Elliott Bottom shall not engage, directly or indirectly, in the commercial banking business in Hidalgo, Cameron, Starr or Willacy Counties, Texas for a period of three (3) years following the date of Closing, provided that such obligation not to compete with Texas State Bank shall terminate immediately in the event of a change of control of a majority of the outstanding capital stock of Texas State Bank or Texas Regional Bancshares, Inc.

     N. FINANCING. Texas Regional shall have successfully completed and closed a duly registered public offering of shares of its Class A Voting Common stock, at prices and on terms and conditions acceptable to Texas Regional in its sole discretion, which has yielded cash proceeds to Texas Regional of not less than $40,000,000.00.

                                    ARTICLE 7

                  CONDITIONS TO OBLIGATIONS OF FIRST STATE BANK

     The obligations of First State Bank under this Agreement and the Merger Agreement are subject, in the discretion of First State Bank, to the satisfaction at or prior to the Closing Date, of each of the following conditions:

     A. COMPLIANCE WITH REPRESENTATIONS. The representations and warranties made by Texas State Bank and Texas Regional in this Agreement shall have been true when made and, except as may otherwise be contemplated or permitted herein, shall be true as of the Closing Date with the same force and effect as if such representations and warranties were made at and as of the Closing Date, and Texas State Bank and Texas Regional shall have performed or complied with all covenants and conditions required by this Agreement or the Merger Agreement to be performed or complied with by them prior to or at the Closing. First State Bank shall have been furnished with a certificate dated the Closing Date, signed by the Chairman of Texas Regional and by the President of Texas State Bank, in each case in his capacity as such, to the foregoing effect.

     B. DISSENTERS. Holders of an aggregate of not greater than 2.5% of the issued and outstanding shares of First State Bank shall have exercised dissenters' rights of appraisal with respect to the transactions, excluding for these purposes holders of shares who have subsequently abandoned (including abandonment as a result of a failure to comply with applicable procedures) their dissenters' rights of appraisal.

     C. REGULATORY APPROVALS. The parties hereto and to the Merger Agreement shall have received approval of the transactions contemplated by this Agreement and the Merger Agreement from all necessary governmental agencies and authorities, including the Texas Department of

Banking and the Federal Reserve Board, and such approvals and transactions contemplated hereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding. It is understood that, if any contest as aforesaid is brought by formal proceedings, First State Bank may, but shall not be obligated to, answer and defend such contest.

     D. LITIGATION. On the Closing Date, there shall not be any litigation, investigation, inquiry or proceeding pending or threatened in or by any court or governmental agency or authority which might result in action to restrain, enjoin or prohibit consummation of the transactions contemplated by this Agreement or the Merger Agreement or which might result in divestiture, rescission or damages in connection with such transactions and First State Bank shall have been furnished with a certificate, dated the Closing Date and signed by the President of Texas State Bank, in his capacity as such, to the effect that no litigation, investigation, inquiry or proceeding is pending, or, to the best of his knowledge, threatened.

     E. FAIRNESS OPINION. First State Bank shall have received a fairness opinion, in form and content acceptable to First State Bank in its sole discretion, and rendered by a firm acceptable to First State Bank in its sole discretion, as to the fairness of the transaction to First State Bank and the shareholders of First State Bank.

     F. OPINION OF COUNSEL. Prior to closing, Texas State Bank shall deliver to First State Bank the opinion of Texas State Bank's counsel, in form and content satisfactory to First State Bank, to the effect that (i) Texas State Bank is duly organized, validly existing and in good standing as a banking association under the laws of the state of Texas, and Texas State Bank has full power and authority to carry on its business as presently conducted; (ii) this Agreement and Plan of Reorganization and the Merger Agreement have been duly authorized by all necessary corporate action on the part of Texas State Bank, its directors and shareholders, and this Agreement and the Merger Agreement constitute valid and binding obligations of Texas State Bank enforceable in accordance with their respective terms except as the same may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the rights of creditors generally; and (iii) this Agreement and the consummation of the transaction herein described do not and will not violate, conflict with or constitute a breach of any term, condition, or provision of the Articles of Association or Bylaws of Texas State Bank, or, to the best knowledge and belief of such counsel, any agreement or instrument to which Texas State Bank is a party or is bound, or, to the best knowledge and belief of such counsel, any law, regulation, judgment or order binding on Texas State Bank.

                                    ARTICLE 8

                               CLOSING OBLIGATIONS

     A. TEXAS STATE BANK OBLIGATIONS. At the Closing, Texas State Bank shall deliver the following:

          1. Certificate of Merger, in the form required to be delivered pursuant to applicable provisions of the Texas Banking Act and rules of the Texas Department of Banking.

          2. Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of Texas
     State Bank, the
     accuracy of all representations and warranties of Texas State Bank, the approval by the Board of Directors of Texas State Bank, and Texas Regional as the sole shareholder of Texas State Bank, of resolutions authorizing and approving the transaction.

          3. Wire transfer or delivery of checks to shareholders of First State Bank, as required by section 1.2.1.

          4. An opinion of Texas State Bank's counsel in form and substance required by this Agreement and otherwise acceptable to First State Bank.

          5. Such other documents, certificates, and other items as may be required to be delivered by Texas State Bank pursuant to the terms of this Agreement or as may be reasonably requested by First State Bank to effectuate the transaction herein described.

     B. FIRST STATE BANK OBLIGATIONS. At the Closing, First State Bank shall deliver the following to Texas State Bank:

          1. Certificate of Merger, in the form required to be delivered pursuant to applicable provisions of the Texas Banking Act and rules of the Texas Department of Banking.

          2. Officer's Certificate, including an incumbency certification and further certifying as to the existence and good standing of First State Bank, the accuracy of all representations and warranties of First State Bank, the approval by the Board of Directors of First State Bank, and the shareholders of First State Bank, of resolutions authorizing and approving the transaction.

          3. Certificate of Existence of First State Bank issued by the Texas Department of Banking and Certificate of Good Standing issued by the Texas Comptroller of Public Accounts, in each case dated as of a date not more than three days prior to the Closing.

          4. An opinion of First State Bank's counsel in form and substance required by this Agreement and otherwise acceptable to Texas State Bank.

          5. Such other documents, certificates, and other items as may be required to be delivered by First State Bank pursuant to the terms of this Agreement or as may be reasonably requested by Texas State Bank to effectuate the transaction herein described.

                                    ARTICLE 9

                                  MISCELLANEOUS

     A. SURVIVAL OF REPRESENTATION AND WARRANTIES. All representations, warranties and covenants in this Agreement shall survive any investigation of the parties hereto, but shall not survive the Closing of the transaction contemplated hereby.

     B. BROKERS. Texas State Bank and First State Bank agree that no third party has in any way brought the parties together or been instrumental in the making of this Agreement. Each such party agrees to indemnify the other against any claim by any third person for any commission, brokerage or finder's fee, or other payment with respect to this Agreement, the Merger Agreement or the transactions contemplated hereby and thereby based on any alleged agreement or understanding between such party and such third person, whether express or implied from the actions of such party.

     C. EXPENSES. Whether or not the transactions provided for herein are consummated, each party to this Agreement and the Merger Agreement will pay its respective expenses incurred in connection with the preparation and performance of this Agreement and Merger Agreement.

     D. NOTICES. Any notice given hereunder shall be in writing and shall be deemed delivered on the earlier of actual receipt or the time of deposit in the United States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed to the party to whom such notice is to be sent at the following addresses:

     If to Texas State Bank, then to:

          Texas State Bank
          3900 N. 10th Street
          McAllen, Texas 78502
          Attention:  Mr. Glen E. Roney
                    Chairman of the Board

          with a copy to:

               William A. Rogers, Jr.
               McGinnis, Lochridge & Kilgore, L.L.P.
               1300 Capitol Center
               919 Congress Avenue
               Austin, Texas  78701

     If to First State Bank, then to:

          First State Bank and Trust Company
          P.O. Box 550
          Mission, Texas 78573-0550
          Attention:  Mr. Elliott Bottom
                    Chairman of the Board

          with a copy to:

               Mr. David Reed
               Meadows, Owens, Collier, Reed, Cousins & Blau, L.L.P. 3700 NationsBank Plaza
               901 Main Street
               Dallas, Texas 75202

     E. ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the parties hereto, their respective successors and assigns, and, to the extent required by Section 4.03, the directors, officers and controlling persons thereof, but shall not be assigned by either party without the prior written consent of the other party.

     F. ARTICLE AND OTHER HEADINGS. Article and other headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     G. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the parties and supersedes all prior arrangements, understandings, agreements or covenants between the parties. This Agreement may only be modified by an instrument in writing executed by the party against whom enforcement is sought.

     H. WAIVERS. Texas State Bank or First State Bank, may, by an instrument in writing, extend the time for or waive the performance of any of the obligations of the other or waive compliance with any of the covenants or conditions contained in this Agreement.

     I. GOVERNING LAW. This Agreement shall be governed by the laws of the State of Texas applicable to contracts made and to be performed therein.

     J. COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which when so executed shall be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     K. JOINDER BY SHAREHOLDERS OF FIRST STATE BANK. Subject to the terms and conditions hereof, each of the undersigned which executes this Agreement as a Shareholder of First State Bank (i) acknowledges his, her or its consent to and approval of the transaction herein described; (ii) represents that he, she or it owns the number of shares of First State Bank as indicated below his, her or its name below; (iii) agrees to recommend this transaction to other shareholders of First State Bank and to vote to approve of the transaction at the shareholder meeting called to consider and vote upon the merger transaction herein described; (iv) agrees to perform and comply with the covenants and agreements of the Shareholders of First State Bank as described in this Section 9.11; and
(v) acknowledge that Texas State Bank and Texas Regional are relying upon the agreements of the Shareholders as contained in this section 9.11 in executing and entering into this Agreement.

     L. SCHEDULES. First State Bank reserves the right, for a period of 15 days from the date hereof, to amend any Schedule to this Agreement, and First State Bank covenants to deliver any amended Schedules to Texas State Bank, in form suitable for attachment to this Agreement, within such 15 day period.
Texas State Bank shall have the right to review any amended Schedules as to form, content or both, and shall have the right to object to any amendments to Schedules or any information contained therein at any time within ten (10) days thereafter. Any amendments to Schedules not objected to by Texas State Bank, or to which Texas State Bank indicates that it has no objection, shall become a part of this Agreement fully as if attached hereto as of the date of execution hereof. Any amendments to Schedules to which Texas State Bank objects shall be modified by First State Bank in a manner acceptable to Texas State Bank, or, if First State Bank fails to make such modification, Texas State Bank shall be entitled to terminate this Agreement, in which event neither party shall have any further rights or obligations hereunder.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above.

                                   TEXAS STATE BANK



ATTEST:                            BY: /s/ G. E. RONEY
                                       ___________________________________
                                       GLEN E. RONEY,
                                          CHAIRMAN OF THE BOARD
/s/ MARY L. YARBOROUGH
_____________________________
   Cashier

                                   TEXAS REGIONAL BANCSHARES, INC.



ATTEST:                            BY: /s/ G. E. RONEY
                                       ___________________________________
                                       GLEN E. RONEY,
                                          CHAIRMAN OF THE BOARD
/s/ ANN SEFCIK
_____________________________
   Secretary

                                   FIRST STATE BANK AND TRUST COMPANY



ATTEST:                            BY:  /s/ ELLIOTT B. BOTTOM
                                        __________________________________
                                        ELLIOTT BOTTOM,
                                          CHAIRMAN OF THE BOARD

/s/ BRENT BOTTOM
__________________________
   Cashier


SHAREHOLDERS OF FIRST STATE BANK:

/s/ ELLIOTT B. BOTTOM                   /s/ BRENT BOTTON
__________________________________      _________________________________
Elliott Bottom                          Brent Bottom
Number of shares: 110,777               Number of shares: 650



Estate of Elinor P. Hobbs               H. Wendell Hobbs

/s/ H. WENDELL HOBBS                    /s/ H. WENDELL HOBBS
__________________________________      _________________________________
Printed Name: H. Wendell Hobbs          Printed Name: H. Wendell Hobbs
Number of shares: 6,008.17              Number of shares: 9,008.17



/s/ ROY SCHAPIRA                        /s/ SCOTT MARTIN, JR.
__________________________________      _________________________________
Printed Name: Roy Schapira              Printed Name: Scott Martin, Jr.
Number of shares: 2,700                 Number of shares: 1583.333



/s/ LONGORIA CATTLE, INC.
    BY LEO LONGORIA                     /s/ BLAINE H. HOLCOMB
__________________________________      _________________________________
Printed Name: Leo Longoria              Printed Name: Blaine H. Holcomb
Number of shares: 600                   Number of shares: 500

Marialice Shary Shivers                 Marialice S. Shivers Marital Trust

/s/ MARIALICE SHARY SHIVERS
    BY BLAINE H. HOLCOMB, AGENT         /s/ BLAINE H. HOLCOMB, TRUSTEE
__________________________________      _________________________________
Printed Name: Blaine H. Holcomb         Printed Name: Blaine H. Holcomb
Number of shares: 13,360                Number of shares: 13,360



/s/ CARLOS L. MARTINEZ                  /s/ RICHARD WALSH
__________________________________      _________________________________
Printed Name: Carlos L. Martinez        Printed Name: Richard Walsh
Number of shares: 100                   Number of shares: 345.4545

                                  SCHEDULE 1.1


                               AGREEMENT OF MERGER

                                     BETWEEN

                       FIRST STATE BANK AND TRUST COMPANY

                                       AND

                                TEXAS STATE BANK

                              Under the charter of

                                TEXAS STATE BANK

                               under the title of

                               "TEXAS STATE BANK"


     This AGREEMENT is made between FIRST STATE BANK AND TRUST COMPANY of Mission, Texas (hereinafter referred to as "First State Bank"), a banking association organized under the laws of the State of Texas, located at 900 Conway, Mission, Hidalgo County, Texas, with a Stated Capital of $4,000,000, divided into 200,000 shares of common stock, each of $20.00 par value, Surplus of $___________, and Undivided Profits, including Capital Reserves, of $_______________, as of ________________, 1995; TEXAS STATE BANK of McAllen,
Texas (hereinafter referred to as "Texas State Bank") a banking association organized under the laws of the State of Texas, located at 3900 North Tenth Street, McAllen, Hidalgo County, Texas, with a Stated Capital of $________________, divided into _______ shares of common stock, each of $_______ par value, Surplus of $_____________, and Undivided Profits, including Capital Reserves, of $________________, as of ____________________, 1995; and TEXAS
REGIONAL BANCSHARES, INC. (hereinafter referred to as the "Company"), a corporation organized under the laws of the State of Texas, being located at Kerria Plaza, Suite 301, 3700 N. 10th Street, McAllen, Hidalgo County, Texas. Each is acting pursuant to a resolution of this board of directors, adopted by the vote of a majority of its directors, pursuant to the authority given by and in accordance with the provision of the Texas Banking Act, as amended, and other applicable provisions of law, witnesseth as follows:


                                   Section 1.

     First State Bank and Texas State Bank (hereinafter referred to as the "Merging Banks") shall be merged, and the surviving bank following the merger shall be Texas State Bank. For purposes hereof, Texas State Bank following the merger is sometimes herein referred to as the "Surviving Bank."


                                   Section 2.

     Following the merger, the name of the Surviving Bank shall be "Texas State Bank."


                                   Section 3.

     The business of the Surviving Bank shall be that of a Texas banking association. Until thereafter changed by appropriate action taken by the Board of Directors of the Surviving Bank, this business shall be conducted by the Surviving Bank using the established facilities of and at the established offices of the former Texas State Bank and the former First State Bank, and the main office shall be located at 3900 N. 10th Street, McAllen, Hidalgo County, Texas. In addition, contemporaneously with the consummation of the transactions herein described, it is anticipated that The Border Bank of Hidalgo, Texas will be merged with and into Texas State Bank so that with the consummation of that transaction the existing locations of Texas State Bank of McAllen, the former First State Bank and the former The Border Bank shall all become facilities of a single Texas banking association.


                                   Section 4.

     The amount of capital stock of the Surviving Bank shall be $_________________, divided into _______ shares of common stock, each of $_______ par value, and at the time the merger shall become effective, the Surviving Bank shall have a Surplus of $_____________________. The Capital, Surplus and Undivided Profits (including Capital Reserves) of the Surviving Bank will be equal to the combined capital and surplus of the merging banks as stated in the preamble of this Agreement, adjusted for earnings and expenses between _________________, 1995, and the effective date of the merger. It is acknowledged by the parties hereto that the merger of First State Bank with and into Texas State Bank shall be treated as a purchase for financial accounting purposes.


                                   Section 5.

     At the Effective Time, the corporate existence of First State Bank and Texas State Bank shall be merged into and continued in the Surviving Bank. All assets and all contract and other rights, franchises, interests, every type of property (real, personal and mixed), choses in action, appointments, designations and nominations (including all rights and interests as trustee, executor, administrator, transfer agent, registrar of stocks and bonds, guardian, assignee, receiver, and in every other fiduciary and agency capacity), of each of the merging banks, as they exist at the Effective Time of the merger, shall pass to and vest in the Surviving Bank without any conveyance or other transfer. After consummation of the merger, the Surviving Bank shall be liable for all of the deposits, debts, liabilities, obligations and contracts of every kind and description, including liabilities arising out of the operation of a Trust Department, of each of the merging banks existing as of the Effective Time of the merger, notwithstanding whether such liabilities are matured or unmatured, contingent or certain, reflected on the balance sheets and books and records of the Merging Banks or not.

     As its contribution to the capital structure of the Surviving Bank, First State Bank shall contribute acceptable assets having a book value, over and above its liability to its creditors, of at least $_________________________, and having an estimated fair value, over and above its liability to its creditors, of at least equal to that sum.

     As its contribution to the capital structure of the Surviving Bank, Texas State Bank shall contribute acceptable assets having a book value, over and above its liability to its creditors, of at least $_________________________, and having an estimated fair value, over and above its liability to its creditors, of at least equal to that sum.


                                   Section 6.

     At the Effective Time, as hereinafter defined:

          (a) Each share of First State Bank common stock owned beneficially and of record immediately prior to the Effective Time by the First State Bank shareholders, shall, without any action on the part of the holder thereof, be converted into and exchanged for the right to receive cash as calculated pursuant to that certain Agreement and Plan of Reorganization by and among the Company, Texas State Bank and First State Bank dated as of __________________, 1995 (the "Reorganization Agreement").

          (b) No distribution of cash or other consideration as herein provided shall be made to any person or entity otherwise entitled thereto until surrender by such person of all certificates representing shares of First State Bank capital stock held by them of record. The outstanding certificates representing such shares of First State Bank common stock as held by such shareholders, to the extent they are to receive shares of Company stock, shall, after the Effective Time, be deemed to be exchanged for new certificates for the appropriate number of shares of the Company stock. Unless and until his or her certificate or certificates representing shares of First State Bank capital stock have been delivered to the Company, the Company shall not be obligated to make any distribution payable to holders of the Company common or preferred stock to such holder of First State Bank share certificates. However, upon the holder's delivery of his or her First State Bank share certificates to the Company, the Company shall pay to the holder the amount (without interest thereon) of any and all consideration that is payable to such shareholder under this Agreement and the Agreement and Plan of Reorganization.

          (c) The shares of the Texas State Bank common stock outstanding at the Effective Time, all of which shall be held by the Company, shall be converted into a like number of shares of the Surviving Bank, and the par value thereof shall be the par value per share of Texas State Bank common stock immediately prior to the Effective Time, and all such shares shall be owned and held by the Company. The existing shares of First State Bank shall be cancelled.

          (d) The capital of First State Bank and Texas State Bank immediately prior to the merger shall be combined as the capital of the Surviving Bank, subject to such adjustment as may be necessary to properly account for the transaction as a purchase for financial accounting purposes.

          (e) All rights of the holders of outstanding certificates of First State Bank common stock under the plan of merger described in this Agreement shall be determined from the stock transfer records of First State Bank as of the close of business on the date specified in the approval letter to be issued by the Federal Reserve Board, or the Texas Department of Banking, or other applicable regulatory authority, and no transfer of record of any of the shares of First State

     Bank common stock shall take place thereafter.


                                   Section 7.

     First State Bank shall not declare or pay any dividend to its shareholders between the date of this Agreement and the time at which the merger shall become effective, nor shall First State Bank take any action prohibited by the Reorganization Agreement, without the prior written consent of Texas State Bank.



                                   Section 8.

     The officers of the Surviving Bank at the Effective Time shall be those persons who are officers of Texas State Bank immediately before the Effective Time. Until replacement or additional directors are elected by the Company, the Board of Directors and the committees of the Board of Directors of the Surviving Bank at the Effective Time shall be the same as, and shall be composed of the same persons who are serving on, the Board of Directors and the committees of the Board of Directors of Texas State Bank as they exist immediately before the Effective Time.


                                   Section 9.

     Effective as of the Effective Time and until amended by an appropriate action taken by or on behalf of the Surviving Bank, the Articles of Association of the Surviving Bank shall be the Articles of Association of Texas State bank as in effect as of the Effective Time. The Bylaws of the Surviving Bank shall be the Bylaws of Texas State Bank in effect as of the Effective Time.

                                   Section 10.

     This Agreement may be terminated by the mutual action of the Boards of Directors of each party hereto. Since time is of the essence of this Agreement, if for any reason the transaction shall not have been consummated by June 30, 1996, this Agreement shall, at the election of either party hereto, terminate and be of no further force or effect.


                                   Section 11.

     This Agreement shall be ratified and confirmed by the affirmative vote of the shareholders of each of the Merging Banks owning at least two-thirds of its capital stock outstanding, at a meeting to be held on the call of the directors, or as may be otherwise prescribed by law. The merger shall become effective at the time (herein called the "Effective Time") of issuance of a Certificate of Merger or other evidence of consummation of the merger by the Texas Department of Banking, or other applicable regulatory authority.

     Any shareholder of First State Bank shall be entitled to assert statutory dissenters' appraisal rights by following the procedures set forth in Article 5.11, et seq., of the Texas Business Corporation Act, as amended, and other applicable provisions of law. If holders of more than two and one-half percent (2.5%) of the outstanding shares of First State Bank common stock assert their statutory dissenters' appraisal rights, Texas State Bank shall be entitled, but shall not be obligated, to elect to terminate this Agreement, in which case the merger herein described shall not be consummated.


                                   Section 12.

     Consummation of the merger as provided for herein is conditioned upon fulfillment of certain conditions precedent described in the Reorganization Agreement between the parties hereto, which contemplates the merger provided for by this Merger Agreement. Among other things, the consummation of the merger as provided for herein shall be conditioned upon the receipt of all consents, orders and approvals, and satisfaction of all other requirements prescribed by law which are necessary for the consummation of the merger herein described, including, without limitation, (i) receipt of an order issued by the Texas Department of Banking approving the merger of First State Bank and Texas State Bank; and (ii) receipt of an order issued by the Board of Governors of the Federal Reserve System approving the application of the Company to consummate the transactions herein described. If any transaction contemplated hereby shall have been contested by any federal or state governmental authority, or by any third party, and such contest is brought by formal proceedings, Texas State Bank shall have the right to, but shall not be obligated to, (i) answer and defend such contest; or (ii) terminate this Agreement whereupon the merger herein described shall not be consummated.

     In the event of the termination and abandonment of this Agreement pursuant to the provisions of this Section 12 or any other provision of this Agreement, this Agreement shall be of no further force or effect and there shall be no liability by reason of this Agreement or the termination hereof on the part of either First State Bank or Texas State Bank or the Company, or the directors, officers, employees, agents or shareholders of any of them.


                                   Section 13.

     First State Bank or Texas State Bank may, by an instrument in writing, extend the time for or waive the performance of any obligations of the other or waive the performance by the other of any of the covenants or conditions contained herein. This Agreement may be modified or amended at any time, whether before or after action thereon by the shareholders of First State Bank and Texas State Bank, by an instrument in writing signed by First State Bank, Texas State Bank and the Company.

     WITNESS the signatures on behalf of each of the Merging Banks, each signature hereunto set by its President and attested by its Cashier, and the signature of the Company, hereunto set by the President of the Company, each acting pursuant to a resolution of its Board of Directors, acting by a majority thereof, and witness the signatures hereto of a majority of each of said Boards of Directors.

     DATED to be effective _______________________, 1996.

                              FIRST STATE BANK AND TRUST COMPANY
Attest:

______________________________     By:  ________________________________________
          Cashier                       Elliott B. Bottom, President
                                                                 and Director

                                        ________________________________________
     (Seal of Bank)
                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Directors of First State Bank

                              TEXAS STATE BANK
Attest:

                                        By:
______________________________               ___________________________________
          Cashier                            Glen E. Roney,
                                                       Chairman of the Board
                                                       and Director


                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        ________________________________________

                                        Directors of Texas State Bank

                                        TEXAS REGIONAL BANCSHARES, INC.



                                        By:  ___________________________________
                                             Glen E. Roney,
                                             Chairman of the Board

STATE OF TEXAS      Section
                         Section
COUNTY OF HIDALGO        Section


     On this _____ day of _____________, 19____, before me, a Notary Public for the State and County aforesaid, personally came Elliott B. Bottom, as President, and ___________________, as Cashier, of First State Bank and Trust Company, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said banking corporation and the seal affixed thereto to be its seal; and came also_____________________________________________________________
________________________________________________________________________________
___________________________________, and _______________________________________
________________________________________ being a majority of the Board of
Directors of said banking corporation, and each of them acknowledged said instrument to be the act and deed of said banking corporation and of himself as a director thereof.

     WITNESS my official seal and signature this day and year aforesaid.



                                        ________________________________________
                                        Notary Public, State of Texas

                                        ________________________________________
                                        (Printed or Stamped Name of Notary)

                                        My Commission Expires: _________________

STATE OF TEXAS      Section
                         Section
COUNTY OF HIDALGO        Section


     On this _____ day of _______________, 19____, before me, a Notary Public for the State and County aforesaid, personally came Glen E. Roney, as Chairman of the Board, and ________________________________________, as Cashier, of Texas
State Bank, and each in his said capacity acknowledged the foregoing instrument to be the act and deed of said banking corporation; and came also
________________________________________________________________________________
________________________________________________________________________________
___________________________________________________________________________, and
______________________________ , being a majority of the Board of Directors of said banking corporation, and each of them acknowledged said instrument to be the act and deed of said banking corporation and of himself as a director thereof.

     WITNESS my official seal and signature this day and year aforesaid.



                                   _____________________________________________
                                   Notary Public, State of Texas

                                   _____________________________________________
                                   (Printed or Stamped Name of Notary)

                                   My Commission Expires: ______________________

STATE OF TEXAS      Section
                         Section
COUNTY OF HIDALGO        Section


     On this _____ day of _____________, 19____, before me, a Notary Public for the State and County aforesaid, personally came Glen E. Roney, as Chairman of the Board, of Texas Regional Bancshares. Inc., and in his said capacity acknowledged the foregoing instrument to be the act and deed of said corporation and the seal affixed thereto to be its seal.

     WITNESS my official seal and signature this day and year aforesaid.


                                   _____________________________________________
                                   Notary Public, State of Texas

                                   _____________________________________________
                                   (Printed or Stamped Name of Notary)

                                   My Commission Expires: ______________________

                          FIRST STATE BANK & TRUST CO.

                           SCHEDULES TO AGREEMENT AND
                             PLAN OF REORGANIZATION


Schedule 2.1        -    Organization

Schedule 2.3        -    Financial Statements, Records

Schedule 2.4        -    Loans

Schedule 2.5        -    Properties

Schedule 2.6        -    Environmental Matters

Schedule 2.7        -    Litigation

Schedule 2.8        -    Taxes

Schedule 2.9        -    Contracts

Schedule 2.11       -    Insurance

Schedule 2.12       -    Adverse Agreements

Schedule 2.13       -    Absence of Certain Charges

Schedule 2.14       -    Agreements with Directors,
                         Officers and Stockholders

Schedule 2.15       -    Affiliated Corporations

Schedule 2.16       -    Regulatory Matters, Exam
                         Reports

Schedule 2.17       -    Compliance with Applicable Law

Schedule 5.6        -    Permitted Transfers of Assets and Certain Other Matters

                              DISCLOSURE SCHEDULES

     The following Disclosure Schedules are delivered in accordance with the provisions of that certain Agreement and Plan of Reorganization dated January 9, 1996. Among other things, the Disclosure Schedules contain lists, descriptions, exceptions and other limitations to the language of the representations and warranties contained in Article 2 of the Agreement. All capitalized terms used herein have the meanings ascribed to such terms in the Agreement.
     Matters disclosed in any section of the Disclosure Schedules shall be deemed to be incorporated into each of the other sections of the Disclosure Schedules with respect to which such disclosure clearly applies.

 ................................................................................

                                  SCHEDULE 2.1

                                  ORGANIZATION

1.   Locations.

                       FIRST STATE BANK AND TRUST COMPANY
                     PHYSICAL DESCRIPTIONS OF BANK LOCATIONS


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    (a)                        (b)                             (c)
  LOCATION              LEGAL DESCRIPTION              FACILITIES/SERVICES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MAIN BANK           MISSION ORIGINAL TOWNSITE:        MAIN BANK:
900 CONWAY          77 X 224.2 TRACT OF LAND            10 TELLERS
MISSION, TEXAS      LOT 7 & 8 BLOCK 160, EXC.,          2 COLLECTION TELLERS
                    W10'; E 140' LOTS 11, 12, 13 &      1 NIGHT DEPOSITORY
                    14, BLOCK 160; LOTS 21-26,
                    BLOCK 160; LOTS 15-20, BLOCK      NORTH DRIVE IN:
                    160; LOTS 9 & 10, BLOCK 160         2 TELLERS
                                                        4 DRIVE-IN LANES
                                                        1 NIGHT DEPOSITORY

                                                      SOUTH DRIVE IN:
                                                        2 TELLERS
                                                        4 DRIVE-IN LANES
                                                        1 NIGHT DEPOSITORY
--------------------------------------------------------------------------------
EAST BRANCH         WRIGHT, LOTS 1 & 2, BLOCK H         4 DRIVE-IN LANES
E. 10TH ST. AT                                          2 LOBBY TELLERS
MAYBERRY ST.,                                           2 DRIVE-IN TELLERS
MISSION, TEXAS                                          1 ATM
                                                        1 NIGHT DEPOSITORY
--------------------------------------------------------------------------------
WEST BRANCH         HOMEVILLE D, LOT 4, BLOCK 1         4 DRIVE-IN LANES
U.S. HWY. 83 AT     W 375' - S 375' N 681.50'           2 LOBBY TELLERS
TOM GILL ROAD       3.22 ACRES                          2 DRIVE-IN TELLERS
PENITAS, TEXAS                                          1 ATM
                                                        1 NIGHT DEPOSITORY
                                                        1 NEW ACCOUNTS REP.
--------------------------------------------------------------------------------
SHARYLAND           NORTHEAST JUNCTION, LOT 1           3 DRIVE-IN LANES
BRANCH              CHATEAU VILLE RE-SUBD.              2 LOBBY TELLERS
SHARYLAND                                               2 DRIVE-IN TELLERS
BLVD. AT GRIFFIN                                        1 ATM
PARKWAY                                                 1 NIGHT DEPOSITORY
MISSION, TEXAS                                          2 NEW ACCOUNTS REPS.
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
    (a)                        (b)                             (c)
  LOCATION              LEGAL DESCRIPTION              FACILITIES/SERVICES
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
MCALLEN             FAIRWAY NORTH LOT 3,                3 DRIVE-IN LANES
BRANCH              BLOCK 1                             2 LOBBY TELLERS
2101 S. 10TH        HOLLENBECK LOT 8, LESS              2 DRIVE-IN TELLERS
STREET              E 1/2                               1 ATM
MCALLEN, TX         HOLLENBECK LOT W 1/2 OF 4           1 NIGHT DEPOSITORY
                                                        1 NEW ACCTS./SAFE DEP.
                                                        BOX REP.
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 2.3


                          FINANCIAL STATEMENTS, RECORDS


                                 SCHEDULE 2.3.1


     1. The unaudited call reports for the periods ending December 31, 1993, 1992 and 1991 and September 30, 1995 do not contain the footnote disclosures required by generally accepted accounting principals.

     2. The audited financial statements for the period ending December 31, 1994 included a liability for "deferred compensation payable" in the amount of $506,389. This was an adjusting entry required by the Bank's auditors in connection with the audit of the Bank's December 31, 1994 financials. This adjusting entry was not carried over to the Bank's general ledger and is therefore not shown as a liability on the Bank's unaudited September 30, 1995 call report.

     3. The First State Bank Financial Statements and the September 30, 1995 Balance Sheet do not disclose liabilities for loan commitments, letters of credit, unasserted claims or for pending or overtly threatened litigation.

     4. In the past, the Bank has elected not to amortize loan costs over the life of the loan as contemplated by FASB 91; therefore, the unaudited reports of regulatory condition for the periods ending December 31, 1993, 1992, and 1991 and September 30, 1995, as well as the audited financial statements for the period ending December 31, 1994, do not show deferred loan costs.

     5. The Bank does not book on a current month end basis changes in fair market value on "available for sale securities" as contemplated by FASB 115. These adjustments have typically been made only on a quarterly basis, although such adjustments are reflected on the Bank's general ledger for the period ending November 30, 1995. The FASB 115 adjustment is reflected on each quarterly regulatory report of condition filed by the Bank.

     6. See Schedule 2.8 for description of treatment by Bank of accruals for deferred taxes.

     7. The Bank records interest income on loans "greater than or equal to 90 days past due and still accruing" on the general ledger; however, in order to comply with regulatory reporting requirements, this income is reversed quarterly and not reported on the Bank's regulatory reports of conditions.

                                 SCHEDULE 2.3.2


     1.   See Schedule 2.3.1 above and Schedules 2.13 and 2.16.


                                 SCHEDULE 2.3.3


     1.   See Schedule 2.3.3 above.

                                 SCHEDULE 2.3.4

     1. See Schedule 2.16 below and provisions of MOU and examination reports dealing with trust asset management

                                  SCHEDULE 2.4

                                      LOANS


                                 SCHEDULE 2.4.1


     1. See Schedule 2.16 and examination reports with regard to certain criticized lending practices and for a summary of specifically criticized loans and related matters disclosed in examination reports and correspondence with regulatory authorities.


     2.   The Bank has previously furnished Texas State Bank with copies of its
(i) loan watch list as of January 4, 1996; (ii) list of loans on non-accrual as of December 31, 1995; and (iii) past due loan report as of December 31, 1995 (collectively the "Loan Reports"). Each of the loans described in the Loan Reports and each loan specifically criticized in the examination reports described in Section 2.16, presents more than the normal risk of uncollectibility or other unfavorable features.


                                 SCHEDULE 2.4.2

     1. The Bank has previously furnished Texas State Bank with a listing of all loans to directors, officers, affiliates, and certain other related parties dated December 31, 1995.

                                  SCHEDULE 2.5

                                   PROPERTIES


                                 No disclosures

                                  SCHEDULE 2.6

                              ENVIRONMENTAL MATTERS


                                 No disclosures

                                  SCHEDULE 2.7

                                   LITIGATION

     1. HUMBERTO GARCIA V. FIRST STATE BANK & TRUST CO. OF MISSION; ELLIOTT B. BOTTOM; RUBEN RIVAS; RAUL E. MORA AND WIFE, MARTHA U. MORA A/D/A MARTHA ULLOA; AND JUAN TOVAR, Cause No. C-3089-92-B, in the District Court of Hidalgo County, Texas, 93rd Judicial District - This case involves claims under the Texas Deceptive Trade Practices Act and allegations of fraud, breach of fiduciary duty, breach of duty of good faith and fair dealing, intentional infliction of emotional distress, negligent infliction of emotional distress, negligent supervision, gross negligence and negligence. The plaintiff has requested actual, treble and exemplary damages in unspecified amounts, together with attorneys' fees, costs and pre- and post- judgment interest.
          Discovery is ongoing.  A trial date has not yet been set.

     2. CASIMIRO (CASEY) CANTU, ET UX, JANIA A. CANTU V. RUBEN RIVAS, JUAN GUERRA, JOSIE ALEAR, HAPPY YEARS, INC. AND FIRST STATE BANK OF MISSION, Cause No. C-4000-91-C, in the District Court of Hidalgo County, Texas, 139th Judicial District - This case involves claims against the Bank of negligence and violations of the Texas Deceptive Trade Practices Act and Section 17.41 et seq. of the Texas Business and Commerce Code. The plaintiffs request actual damages in the amount of $255,000.00, damages for loss of consortium in an amount not less than $25,000.00, and punitive damages of not less than $500,000.00, together with attorneys' fees and pre- and post-judgment interest. A hearing on the Bank's motion for summary judgment was held on April 10, 1995. The court has taken the motion under advisement. Discovery is ongoing. A trial date has not yet been set.


     3. LARRY HOFLAND AND MARSHA HOFLAND V. FIRST STATE BANK & TRUST COMPANY OF MISSION, Cause No. C-6591-95-D, in the 206th Judicial District Court, Hidalgo County, Texas. This is a cause of action against the Bank for fraud, breach of contract, intentional infliction of emotional distress and negligence arising out of the foreclosure and subsequent sale of various properties of the Plaintiffs' on which the Bank had obtained lien positions in order to secure loans made to the Plaintiffs. The suit was only recently filed and even more recently served on the Bank. The Bank has referred the matter to its counsel. An answer has not yet been filed.

     4. Except as set forth in Schedule 2.16 and the examination reports furnished to Texas State Bank under Section 2.16 of the Agreement, Border Bank knows of no violations of the kind described in the fourth sentence of Section 2.7 of the Agreement.

                                  SCHEDULE 2.8

                                      TAXES


     1. The Bank is not under examination, nor has it been notified of any examination or any proposed examination by any taxing authority.

     2. The Bank computes appropriate reserves for deferred taxes only on a quarterly basis; therefore, the statements referred to in Section 2.8 for the period ended October 31, 1995 and the Bank's general ledger would not reflect accruals for deferred taxes.

                                  SCHEDULE 2.9

                                    CONTRACTS


    (i) EMPLOYMENT CONTRACTS. The Bank does not have written employment contracts with any employees. The Bank has previously furnished Texas State Bank with a list of current employees together with their salaries. In addition to their respective salaries, the Bank has had a policy for many years of paying a bonus in an amount equal to 10% of each employee's salary. This bonus is accrued on the books of the Bank and paid on December 15 of each year. The Bank also participates in a cafeteria plan for the benefit of its employees. This plan allows employees to set aside funds for medical expenses on a tax free basis. The plan is a "control group" plan that also includes employees of an affiliate, The Border Bank, Hidalgo, Texas and Citizens State Bank, Roma, Texas. The cafeteria plan covers life, accidental death and dismemberment, medical and dental. A policy maintained through Jefferson Pilot Insurance Company covers certain employee life, accidental death, dismemberment, and health claims.
          The Bank pays 100% of the premiums for officers and their dependents. The Bank pays one-half of the premiums for other employees and their dependents. There is an additional disability policy covering officers, E. Brent Bottom and Yvonne Trevino. The premiums for this policy ($1500/each) are paid by the Bank. Officers of the Bank are reimbursed for personal automobile usage and certain officers are allowed to use Bank credit cards for expenses related to the business of the Bank. The Bank also pays club membership fees, dues and expenses for Elliott Bottom (Cimarron Country Club and McAllen Country
          Club), Brent Bottom (Cimarron Country Club, McAllen Country Club and The Tower Club) and for Bryan Calcote (Cimarron Country Club).
          Certain athletic club dues and related expenses are also paid on behalf of certain officers. Elliott Bottom is also furnished with three Bank owned vehicles for his use. Employees with over 15 years employment are afforded a three week paid vacation. Other employees are afforded a two week paid vacation.

   (ii) OTHER EMPLOYEE BENEFITS. The Bank has three separate deferred compensation plans for the benefit of certain Bank employees. The plans provide for retirement benefits to be paid to the specific employee or a designated beneficiary or estate if death occurs prior to payment of the full amount of deferred compensation on reaching age 65. One plan entered into on December 10, 1963, commenced payments to a retired employee of approximately $13,000 per year on January 4, 1988, continuing annually thereafter through June 2003. A second plan, entered into on September 1, 1979, provides for payments of approximately $13,300 per year which was scheduled to commence on April 1, 1990, continuing annually thereafter through June 2005; however, the employee elected to receive an amount less than that provided for in the plan over a longer period of time. The third plan, covering Chairman Elliott Bottom, provides for a retirement benefit payment of $50,000 per year commencing in March, 1999 and continuing annually thereafter for 20 years. The Bank owns and is the beneficiary of four life insurance policies on the three employees covered by the deferred compensation plans. The life insurance policy face values are in amounts approximately equal to the total benefits paid under the plans. The Bank owns two policies on the life of retired employee L. Jane Bell and one each on the lives of E. Downey Davis and Elliott Bottom.

  (iii)   MATERIAL LEASES OR LICENSES.

          None


   (iv)   CONTRACTS OR COMMITMENTS FOR CAPITAL EXPENDITURES IN EXCESS OF
          $100,000.

          a) EDS CONTRACT. - On September 13, 1994, the Bank and Electronic Data Systems Corporation ("EDS") entered into that certain Agreement for Information Technology Services (the "EDS Agreement"). The EDS Agreement provides for EDS to render various specified data processing services to the Bank for a fixed monthly rate of $18,563 per month for designated "basic" services plus additional charges for certain "optional" services that the Bank may call upon EDS to perform. The initial term of the EDS Agreement is for a period of five years from September 13, 1994. Under Section 7.2 of the EDS Agreement, if 50% or more of the stock or assets of the Bank change hands, the EDS Agreement may be terminated "upon the consummation of such acquisition or on a mutually agreeable date thereafter."
               However, in the event
               of such termination, EDS is entitled to receive liquidated damages, as described in Section 7.6. Under Section 7.6, EDS is entitled to receive the SUM of (a) all actual disengagement costs and expenses reasonably incurred by EDS in connection with termination PLUS a 25% "management fee" on such costs; AND (b) an amount equal to 80% of the total compensation "which would have been paid to EDS" under this the EDS Agreement during the remainder of its term. (The EDS Agreement provides that EDS' total expected compensation is to be determined by multiplying the number of months remaining in the initial term by the average monthly charge to the Bank for the 12 months preceding the month in which notice of termination was given.) On September 13, 1994, the Bank and EDS entered into a Addendum to the EDS Agreement ("the Addendum"). The Addendum provides that the liquidated damages provisions of Section 7.6 of the EDS Agreement DO NOT APPLY if: (a) the Bank changes ownership prior to September 13, 1996; AND (b) the Bank gives EDS 180 days prior written notice of the termination. In such event, EDS' liquidated damages under the EDS Agreement are limited to the actual expenses incurred by EDS as a part of the deconversion process.


    (v) CONTRACTS OR OPTIONS TO BUY OR SELL PROPERTY OUTSIDE ORDINARY COURSE OF BUSINESS.

          None


   (vi)   LOAN COMMITMENTS OR CREDIT EXTENSIONS IN EXCESS OF $500,000.

          The Bank has previously furnished Texas State Bank with a copy of Loan Commitments and Credit Extensions in excess of $500,000.


  (vii)   AGREEMENTS WITH DIRECTORS OR AFFILIATES.

          a) Bottom & Bottom - Partnership comprised of Elliott Bottom and Brent Bottom - sells certain types of insurance to Bank customers and receives commissions associated with such sales - no written agreement.

          b)   See Schedule 2.4.2 for a description of loans to insiders.


 (viii)   CONTRACTS RELATING TO THE PURCHASE OR SALE OF CERTAIN SECURITIES.

          None


   (ix)   OTHER MATERIAL CONTRACTS OUTSIDE THE ORDINARY COURSE OF BUSINESS.

          None

                                  SCHEDULE 2.11
                                    INSURANCE

                                       (a)
                         FIRST STATE BANK AND TRUST CO.
                           CASUALTY INSURANCE SUMMARY

----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
INSURANCE TYPE                          COMPANY                   EXPIRES         AMOUNT OF COVERAGE
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------
Commercial                         Fidelity and Deposit           1-June-96           $10,000,000.00
Catastrophe Liab.

Workers Compensation               Tx. Workers Comp.              1-June-96               500,000.00
                                   Ins. Fund

Fine Arts                          Fidelity and Deposit           1-June-96                31,400.00

Transit Cash Letter                Fidelity and Deposit           6-Dec.-96               100,000.00


Data Processing Transit            Fidelity and Deposit           6-Dec.-96               500,000.00


Business Auto                      Fidelity and Deposit           1-June-96             1,000,000.00

Commercial General                 Fidelity and Deposit           1-June-96             2,000,000.00
Liability

Building/Contents                  Fidelity and Deposit           1-June-96             5,841,419.00

Financial Institution              BancInsure, Inc.               1-June-96             3,000,000.00
Bond

Combination Safe                   BancInsure, Inc.               1-Jan.-97               300,000.00
Deposit

Blanket Extortion                  BancInsure, Inc.               1-Jan.-97             1,000,000.00

Registered Mail                    Registered Mail Ins.          30-Nov.-96           CV of property
                                   Assoc.

Stamp Bond                         Old Republic Ins. Co.         Continuous               100,000.00

Armored Car Service                American Home                 Continuous               225,000.00

Boiler and Machinery               The Hartford                  20-Sept.-96            2,500,000.00

Flood Insurance                    Omaha Property and            31-Oct.-96               231,300.00
                                   Casualty

Blanket Fire                       Mount Vernon Fire             20-Dec.-96               500,000.00
                                   Ins. Co.
----------------------------------------------------------------------------------------------------
----------------------------------------------------------------------------------------------------

                                       (B)

                      LIFE, DISABILITY, MEDICAL AND DENTAL

                                POLICY SUMMARIES

                           LIFE POLICIES OWNED BY BANK


------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------
INSURED             POLICY NO.     FACE VALUE        PREMIUM     DATE ISSUED    APPROXIMATE CASH VALUE
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------

Elliott Bottom      UL0705270      $1,000,000        None -         2/85               $167,605
                                                     Paid up

L. Jane Bell        UL0708718        $174,684         $3,500        7/85                $27,850

L. Jane Bell        UL0739432         $50,000          5,002        10/89               $18,650

E. D. Davis         UL0707757        $250,000        None -         6/86               $110,451
                                                     Paid Up
------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------



                 DISABILITY POLICIES PROVIDED TO BANK EMPLOYEES


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
INSURED             POLICY NO.         COMPANY        APPROXIMATE ANNUAL PREMIUM
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Brent Bottom        H00632095      Jefferson - Pilot             $1,500
Yvonne Trevino      H00632097      Jefferson - Pilot             $1,500
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


             LIFE, ACCIDENTAL DEATH, DISMEMBERMENT & HEALTH POLICES
                   MAINTAINED BY BANK FOR BENEFIT OF EMPLOYEES


--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
INSURED                     POLICY NO.                   COMPANY
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Employees as a Group          47,878         Jefferson - Pilot Life Insurance
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                  SCHEDULE 2.12

                               ADVERSE AGREEMENTS


     1. See 2.16 for description of Memorandum of Understanding with banking regulators.

                                  SCHEDULE 2.13

                           ABSENCE OF CERTAIN CHANGES

     1. LOSSES CAUSED BY BEYDA PRUNEDA PENA. Mrs. Pena was an employee of the Bank from 1991 to August 1995 when she was terminated for acts of embezzlement involving both loans and deposits. The Bank has documented to date approximately $143,000 in such losses, $108,000 of which have already been reimbursed to the Bank under its blanket bond insurance policy. A further $15,000 in claims are currently being processed by the insurance company. Since the Bank's embezzlement coverage carries a $25,000 deductible, it appears that net losses to the Bank will be limited to approximately the amount of this deductible. Mrs. Pena pleaded guilty to criminal charges brought against her by the U.S. Attorney in U.S. District Court. Sentencing is scheduled for
January 11, 1996. The extent of Ms. Pena's suspected criminal activity is more fully described in that certain letter dated September 7, 1995 from Yvonne A. Trevino, Vice President of the Bank, to Assistant U.S. Attorney Luis Martinez.
A copy of this letter and the FDIC incident report have been delivered to Texas State Bank. A further description of the status of the Bank's insurance claim is contained in a letter dated December 21, 1995 from BancInsure, Inc. to Ms. Trevino, a copy of which has also been furnished to Texas State Bank.

                                  SCHEDULE 2.14

              AGREEMENTS WITH DIRECTORS, OFFICERS AND STOCKHOLDERS


     1. LIST OF EACH DIRECTOR, EXECUTIVE OFFICER, AFFILIATE AND HOLDER OF 5% OR MORE OF BANK CAPITAL STOCK.

          (a)  Elliott B. Bottom - Executive Officer, Director
                               and owner of more than 5% of capital
                               Stock of Bank

          (b)  E. Brent Bottom - Executive Officer

          (c)  Blaine H. Holcomb - Director

          (d)  Scott Martin, Jr. - Director

          (e)  Carlos L. Martinez - Director

          (f)  Frank Perez, Jr. - Director

          (g)  Roy Schapira - Director

          (h)  Richard A. Walsh - Director

          (i)  Byron L. Calcote - Executive Officer

          (j)  Hilario Acevedo - Executive Officer

          (k)  Angie Guerra - Executive Officer

          (l)  Consuelo Flores Hindsley - Executive Officer

          (m)  Yvonne A. Trevino - Executive Officer

          (n)  Sergio L. Garcia - Executive Officer

          (o)  Bottom & Bottom - Affiliate

          (p)  Bottom Interests, Inc. - Affiliate

          (q)  The Border Bank - Affiliate

          (r)  E & R Company - Affiliate

          (s)  Hobbs II, a Texas General Partnership - Affiliate

          (t) M. S. Shivers (M.S. Shivers Marital Trust) - Affiliate and owner of more than 5% of capital stock


     2.   TRANSACTIONS INVOLVING THE BANK AND ANY OFFICER, DIRECTOR OR
          AFFILIATE.

          (a) Bottom & Bottom - Receives commissions from certain insurance sales to Bank customers.

          (b) See Schedule 2.9 for a description of employment benefits to certain officers, directors and affiliates.

          (c) See Schedule 2.4.2 for a description of lending transactions involving officers, directors and affiliates.

                                  SCHEDULE 2.15

                             AFFILIATED CORPORATIONS

     1. The Bank knows of no arrangement whereby the stock of any corporation is or has been held in trust (whether express, constructive, resulting or otherwise) for the benefit of the Bank or the shareholders of the Bank.

                                  SCHEDULE 2.16

                       REGULATORY MATTERS AND EXAM REPORTS

     1. The Board of Directors of the Bank and the Banking Commissioner of Texas entered into a Memorandum of Understanding ("MOU") on December 14, 1993. The MOU was issued as a result of specific criticisms and alleged deficiencies reflected in the October 4, 1993, Report of Examination issued by the Texas Department of Banking. The MOU documents an agreement reached between the Commissioner and the Board of Directors concerning ten management goals and corrective actions with respect to the Bank and sets forth time frames within which these goals and corrective actions were to be accomplished. The Board of Directors, individually and collectively, agreed to cause management of the Bank to take corrective actions and to use its best efforts to accomplish the goals which were set forth in the MOU. In subsequent examination reports and in a letter dated September 26, 1995, the Texas Department of Banking has criticized the Board's compliance with certain provisions of the MOU. In the letter dated September 26, 1995, Randall S. James, Deputy Commissioner, advised the Board of Directors that the Texas Department of Banking's examination of July 11, 1994, found that the Bank and Board were in compliance with only four of the ten provisions contained in the MOU. The Texas Department of Banking's examination conducted on July 17, 1995, found partial compliance with one provision of the MOU and nine provisions of the MOU were found to be in noncompliance. The examination report dated July 7, 1995, as well as Deputy Commissioner James' letter of September 26, 1995 identifies other violations of law and banking regulations. Finally, Mr. James solicited a further response from the Board concerning compliance with the provisions of the MOU and indicated that after such response was reviewed, the Board would be advised what additional action, if any, would be taken by the Texas Department of Banking to effect compliance. The Bank was also advised that the Texas Department of Banking would schedule an examination no later than the first quarter of 1996 to monitor the progress of compliance with the MOU. Other than the matters described in this Schedule 2.16 and the deficiencies and violations of law and regulations outlined in the examination reports and correspondence described in Section 2.16, the Bank is unaware of any other violations, or possible violations of banking statutes or regulations. The Board has retained James Sexton, Austin, Texas, a former Texas Banking Commissioner, to assist the Board as an outside consultant with regard to compliance with the MOU and certain other matters raised in the September 26, 1995 letter from Deputy Commissioner James.

     2. See Schedule 2.3.1 for description of liability for "deferred compensation payable" which was not reflected on certain quarterly regulatory call reports filed during 1995.

                                  SCHEDULE 2.17

                         COMPLIANCE WITH APPLICABLE LAW


     1. See Schedule 2.16 for a description of matters which bear upon the Bank's regulatory compliance.

                                  SCHEDULE 5.6

             PERMITTED TRANSFERS OF ASSETS AND CERTAIN OTHER MATTERS

     1. At Closing, Elliott Bottom shall have the right, but not the obligation, to purchase the following vehicles at the book value of such vehicles as of the date of Closing:

                         1989 Range Rover
                         1996 Range Rover
                         1993 Mercedes Benz

     2. The Bank and Elliott Bottom have agreed to clarify Mr. Bottom's deferred compensation agreement to make it clear that, in the event Mr. Bottom ceases to be an employee of the Bank for any reason prior to his 65th birthday, he will still be entitled to receive full benefits under his deferred compensation agreement commencing upon the 65th anniversary of his birth.